Exhibit 10.52

Execution Copy

FIRST AMENDMENT TO

SENIOR SECURED CREDIT AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT, dated as of August 17, 2017 (this “First Amendment”), is entered into by and among Global Power Equipment Group Inc. (“Borrower”), each financial institution from time to time party hereto as lender (each, a “Lender” and collectively, the “Lenders”), and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, and together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on signatures pages thereto, the Administrative Agent and the Collateral Agent are parties to that certain Senior Secured Credit Agreement, dated as of June 16, 2017 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this First Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent desire to amend certain provisions of the Existing Credit Agreement in the manner and on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Section 1.1.     Certain Definitions.  Capitalized terms used herein but not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II

Amendments

Section 2.1.     Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)     In Annex A hereto, deletions of text in the Existing Credit Agreement as amended by this First Amendment are indicated by struck-through red text, and insertions of text as amended by this First Amendment are indicated by underlined blue text;

(b)     Schedule 2.1 to the Existing Credit Agreement is deleted in its entirety and Schedules 2.1(a) and 2.1(b) attached to this First Amendment are substituted in lieu thereof.

(c)     Schedule 10.02 to the Existing Credit Agreement is deleted in its entirety and Schedule 10.02 attached to this First Amendment is substituted in lieu thereof.

ARTICLE III

Representations and Warranties

Section 3.1.     Representations and Warranties. In order to induce the Agents and the Lenders to enter into this First Amendment, each Loan Party hereby represents and warrants to the Agents and each Lender as follows:

(a)     After giving effect to this First Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date (before and after giving effect to the proposed Credit Extension); provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)     The execution, delivery and performance of this First Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of the Loan Parties.

(c)     The Loan Parties are in full compliance with each of the Loan Documents.

(d)     There has been no Material Adverse Effect in the financial condition and business performance of the Borrower since the Closing Date.

(e)     No Default or Event of Default currently exists, shall be in existence immediately after giving effect to this First Amendment or would result from the proposed Credit Extension or from the application of the proceeds therefrom.

ARTICLE IV

Effectiveness

Section 4.1.     Effectiveness.  This First Amendment shall become effective as of the date (the “First Amendment Effective Date”), on which each of the following conditions is satisfied:

(a)     The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, if applicable, and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)     executed counterparts of this First Amendment;

(ii)     an original Note in respect of the First-Out Loans executed by the Borrower in favor of each Lender that has requested in writing a Note;

2

(iii)     such certificates (including a certificate substantially in the form of Exhibit I to the Existing Credit Agreement) of resolutions or other corporate action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment;

(iv)     an opinion of Thompson Hine LLP, counsel to the Loan Parties; and

(v)     copies of a recent Lien searches in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties.

(b)     Payment by the Borrower of all accrued costs, fees and expenses (including, without limitation, applicable Attorney Costs and the reasonable and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent and the Lenders) and any other compensation due and payable to the Administrative Agent and Lenders on the First Amendment Effective Date shall have been received.

(c)     Conditions set forth in Section 4.2 of the Credit Agreement shall have been satisfied or waived in accordance with Section 10.01 of the Credit Agreement.

ARTICLE V

Acknowledgements and Consent

Section 5.1.     Collateral.  The Loan Parties hereby acknowledge, ratify and reaffirm (i) the validity and enforceability of the Existing Credit Agreement and the other Loan Documents and all liens and security interests granted thereunder to the Collateral Agent for the benefit of the Lenders as collateral security for the Obligations and (ii) that all such liens and security interests continue to secure the Obligations under the Existing Credit Agreement, as amended by this First Amendment and all collateral pledged as security for the Obligations continue to be and remain collateral for the Obligations from and after the date hereof.

ARTICLE VI

Miscellaneous

Section 6.1.     Reference to and Effect on the Loan Documents.

(a)     On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement after giving effect to this First Amendment.

(b)     Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3

(c)     The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents.

(d)     The amendments to the Credit Agreement set forth herein shall be deemed by the parties to have effect from and after the First Amendment Effective Date.

Section 6.2.     Release.  As a material part of the consideration for the Administrative Agent, the Collateral Agent and the Lenders entering into this First Amendment, the Borrower and each other Loan Party (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)     The Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and the Administrative Agent’s, the Collateral Agent’s and each Lender’s predecessors, successors, assigns, participants, officers, managers, directors, shareholders, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the date hereof.

(b)     The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)     The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)     The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Amendment, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

4

(ii)     The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)     The Releasors have executed this Amendment and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)     The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)     The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, the Collateral Agent and each Lender to enter into this First Amendment.

(e)     It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)     If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)     The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims.  The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

Section 6.3.     Guarantor’s Acknowledgement and Agreement. By signing below, each Guarantor (a) acknowledges, consents and agrees to this First Amendment, (b) acknowledges and agrees to any amendment to its obligations in respect of the Guarantee made pursuant to this First Amendment, (c) acknowledges and agrees that its obligations in respect of the Guarantee, the Security Agreement and the other Collateral Documents are not released, diminished, waived, modified or impaired in any manner by this First Amendment or any of the provisions contemplated herein, (d) ratifies and confirms its obligations under the Guarantee, the Security Agreement and the other Collateral Documents, and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guarantee, the Security Agreement, any other Collateral Documents or any other Loan Documents or Obligations.

Section 6.4.     Fees. The Borrower hereby affirms its obligation under the Credit Agreement to reimburse the Administrative Agent, the Collateral Agent and the Lenders for all reasonable and documented out‑of‑pocket costs and expenses incurred in connection with the

5

preparation, negotiation, execution and delivery of this First Amendment, including but not limited to all Attorney Costs.

Section 6.5.     Headings.  The headings in this First Amendment are included for convenience of reference only and will not affect in any way the meaning or interpretation of this First Amendment.

Section 6.6.     Governing Law.  This First Amendment, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.

Section 6.7.     Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same First Amendment.  Delivery of an executed counterpart of this First Amendment by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this First Amendment.

Section 6.8.     Severability.  If any term or other provision of this First Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this First Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this First Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.9.     Binding Effect.  This First Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Remainder of page intentionally left blank; signatures on following pages.]

6

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBAL POWER EQUIPMENT GROUP INC.,
as Borrower,

By:	/s/ Craig Holmes
Name:	Craig Holmes
Title:	Co-President and Co-Chief Executive Officer

Acknowledged and agreed:

GLOBAL POWER PROFESSIONAL SERVICES INC.

BRADEN CONSTRUCTION SERVICES, INC.

GLOBAL POWER TECHNICAL SERVICES, INC.

WILLIAMS GLOBAL SERVICES, INC.

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.

WILLIAMS INDUSTRIAL SERVICES, LLC

WILLIAMS SPECIALTY SERVICES, LLC

WILLIAMS PLANT SERVICES, LLC

KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC

CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC

BRADEN MANUFACTURING, L.L.C.
each as Guarantor

By:	/s/ Erin Gonzalez
Name:	Erin Gonzalez
Title:	Vice President and Treasurer

[Signature Page to First Amendment to Senior Secured Credit Agreement]

BRADEN HOLDINGS, LLC
GPEG, LLC
each as Guarantor

By:	/s/ Erin Gonzalez
Erin Gonzalez
President and Treasurer

STEAM ENTERPRISES, L.L.C.
as Guarantor

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President and Secretary

[Signature Page to First Amendment to Senior Secured Credit Agreement]

CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.,
as Administrative Agent and Collateral Agent, and as a Lender

By:	/s/ Luke Gosselin
Name:	Luke Gosselin
Title:	Managing Director

CENTRE LANE PARTNERS IV, L.P.,
as Lender

By:	/s/ Quinn Morgan
Name:	Quinn Morgan
Title:	Managing Director

[Signature Page to First Amendment to Senior Secured Credit Agreement]

Annex A

Conformed Credit Agreement

Conformed Copy

First Amendment dated August 17, 2017

$45,000,000

SENIOR SECURED CREDIT AGREEMENT

Dated as of June 16, 2017

Among

GLOBAL POWER EQUIPMENT GROUP INC.,

as Borrower,

THE LENDERS PARTY HERETO,

and

CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.

as Administrative Agent and Collateral Agent

i

SCHEDULES

Schedule 1	–	Guarantors
Schedule 2.01(a)	–	Initial Loan Commitments
Schedule 2.01(b)	–	First-Out Loan Commitments
Schedule 5.02	–	Authorizations; No Contravention
Schedule 5.03	–	Governmental Authorization; Other Consents
Schedule 5.06	–	Litigation
Schedule 5.07(b)	–	Real Property/Leasehold Property
Schedule 5.08	–	Collateral Filings and Perfection Matters
Schedule 5.09	–	Environmental Compliance
Schedule 5.10(a)	–	Taxes
Schedule 5.10(b)	–	Taxes
Schedule 5.13	–	Insurance Policies
Schedule 5.14	–	Subsidiaries and Other Equity Investments
Schedule 5.17	–	Intellectual Property
Schedule 5.19	–	Material Agreements
Schedule 6.13	–	Post‑Closing Undertakings
Schedule 7.01(b)	–	Existing Liens
Schedule 7.02(d)	–	Existing Investments
Schedule 7.03(b)	–	Surviving Indebtedness
Schedule 7.03(c)	–	Existing Capital Leases
Schedule 7.03(i)	–	Intercompany Notes
Schedule 7.03(l)	–	Existing Letters of Credit
Schedule 7.05	–	Subsidiary Transaction
Schedule 7.13	–	Existing Sale Leasebacks
Schedule 10.02	–	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	–	Form of Prepayment Notice
Exhibit B	–	Form of Note
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Assignment and Assumption
Exhibit E	–	Form of Guaranty
Exhibit F	–	Form of Security Agreement
Exhibit G	–	Form of Securities Pledge Agreement
Exhibit H	–	Form of Intellectual Property Security Agreement
Exhibit I	–	Form of Officer’s Certificate
Exhibit J	–	Form of Solvency Certificate
Exhibit K	–	Form of Mortgage

v

SENIOR SECURED CREDIT AGREEMENT

This SENIOR SECURED CREDIT AGREEMENT (“Agreement”) is entered into as of June 16, 2017 among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Company” or the “Borrower”), each financial institution from time to time party hereto as lender (each, a “Lender” and collectively, the “Lenders”), and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, and together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Article I hereof;

WHEREAS, Lenders have agreed to extend Loans to the Borrower in an aggregate principal amount not to exceed $45,000,000, the proceeds of which will be used to (a) to refund, refinance and replace the existing secured asset-based revolving credit facility on the Closing Date, (b) to provide working capital and for other general corporate purposes permitted hereunder and (c) for fees and expenses related to the Transaction;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of its assets, including a first priority pledge of all of the Equity Interests of each of its Domestic Subsidiaries and each Specified Foreign Subsidiary, and 65% of the voting Equity Interests of each of its direct Foreign Subsidiaries (other than the Specified Foreign Subsidiaries); and

WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of their respective assets, including a first priority pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries (including Company) and each Specified Foreign Subsidiary, and 65% of the voting Equity Interests of each of their respective direct Foreign Subsidiaries (other than the Specified Foreign Subsidiaries).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and of the Loans and extensions of credit herein referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Filed Financial Statements” has the meaning specified in Section 6.01(b).

“2018 Amortization Payment” has the meaning specified in Section 2.03(b).

“ABN AMRO Facility” means the asset-based facility made available to Braden-Europe B.V., Global Power Professional Services Netherlands B.V. and Global Power Netherlands B.V. (collectively, “Global Power Netherlands”), pursuant to the terms of that certain Credit Agreement, dated as of June 13, 2008, by and among ABN AMRO Bank N.V., as lender, and Global Power Netherlands, as borrowers, as previously amended and as may be further amended or supplemented from time to time in accordance with the terms of this Agreement.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Administrative Agent” has the meaning specified in the first paragraph of this Agreement or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” means, in respect of any Person:

(a)     any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person; and for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting Equity Interests or by contract or otherwise;

(b)     any Person who beneficially owns or holds 10% or more of any class of shares (or, in the case of a Person that is not a corporation, 10% or more of the partnership or other Equity Interests) of such Person; or

(c)     any Person, 10% or more of any class of shares (or in the case of a Person that is not a corporation, 10% or more of the partnership or other Equity Interests) of which is beneficially owned or held by such Person or a Subsidiary of such Person.

“Agent‑Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents and attorneys‑in‑fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means, collectively, the Initial Loan Commitments and First-Out Loan Commitments of all the Lenders as in effect from time to time.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate as notified to the Administrative Agent and the Borrower or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 3.01(e) and Section 3.02, be changed by such Lender upon ten (10) days’ prior written notice to the Administrative Agent and the Borrower; provided that for the purposes of the definition of “Excluded Taxes” and Section 3.01, any such change shall be deemed an assignment made pursuant to an Assignment and Assumption.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or Affiliate of an entity that administers, advises or manages a Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable and documented fees, out‑of‑pocket expenses and actual disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, at any date, (a) in respect of any Capital Lease Obligation (other than a lease resulting from a Sale Leaseback) of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease, (c) in respect of any Sale Leaseback, the lesser of (i) the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (ii) the fair market value of the assets subject to such transaction, and (d) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited financial statements described in Section 4.01(e).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of Loans made by the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, the State of New York; provided,  however, that when used in connection with determining the LIBO Rate, the term “Business Day” shall exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period and with respect to any Person, any and all expenditures made by such Person or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the consolidated financial statements of such Person and its Subsidiaries prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Person, all monetary or financial obligations of such Person and its Subsidiaries under any Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty; provided that any obligations that were not required to be included on the balance sheet of such Person as capital lease obligations when incurred but are subsequently re‑characterized as capital lease obligations due to a change in accounting rules after the Closing Date shall for all purposes hereunder not be treated as a Capital Lease Obligation.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 365 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any domestic commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the Government of the United States, (d) securities with maturities of 365 days or less from the date of acquisition that are issued or fully guaranteed by any state, district or territory of the United States, by any political subdivision or taxing authority of any such state, district or territory or by any foreign government, the securities of which state, district or territory, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, (f) money market mutual or similar funds that invest substantially all of their assets in one or more type of securities satisfying the requirements of clauses (a) through (e) of this definition, or (g) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) and (b) of this definition.

“Cash Flow Budget” has the meaning specified in Section 6.01(c)(iii).

“Cash Interest” has the meaning specified in Section 2.04(a).

“Cash Interest Expense” means, for any period and with respect to any Person, Consolidated Interest Expense of such Person for such period that is paid in cash.

“Casualty Event” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means an entity that is a controlled foreign corporation within the meaning of Section 957 of the Code and with respect to which the Borrower is a “United States shareholder,” within the meaning of Section 951(b) of the Code; provided that for purposes of this Agreement, no Specified Foreign Subsidiary shall be regarded as a CFC.

“CFC Pledge Restrictions” has the meaning specified in Section 6.11(h).

“Change in Law” means (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented; provided that increased costs as a result of a Change in Law pursuant to clauses (x) and (y) above shall only be reimbursable by the Borrower to a Lender to the extent such Lender is requiring reimbursement therefor generally from similarly situated borrowers under comparable syndicated credit facilities.

“Change of Control” means (i) any Person or “group” (within the meaning of Rules 13d‑3 and 13d‑5 under the Exchange Act) (a) shall have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of the Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Company; or (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company cease to be occupied by Persons who either (a) were members of the board of directors of the Company on the Closing Date, or (b) were nominated for election by the board of directors of the Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

“Chief Restructuring Officer” has the meaning specified in Section 6.19.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in any Collateral Document and all other property or assets that are required under the terms of the Loan Documents to be subject to Liens in favor of the Administrative Agent and/or the Collateral Agent for the benefit of the Secured Parties and shall include the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the first paragraph of this Agreement or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)     the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01 or pursuant to Section 6.11 or Section 6.13 at such time set forth in each such Section, in each case duly executed by each Loan Party party thereto;

(b)     all Obligations shall have been unconditionally guaranteed (the “Guarantees”) jointly and severally on a senior basis by each Domestic Subsidiary of the Borrower (other than any Subsidiary that is treated as an entity disregarded from its owner for U.S. federal income tax purposes and is Wholly-owned by a CFC, subject to Section 6.11(h)), including, as of the Closing Date, those that are listed on Schedule 1 hereto (each, a “Guarantor”);

(c)     the Obligations and the Guarantees shall have been secured by a first priority security interest, in (i) all the Equity Interests of any direct or indirect Domestic Subsidiary of the Borrower (other than any Subsidiary that is treated as an entity disregarded from its owner for U.S. federal income tax purposes and is Wholly-owned by a CFC), (ii) 65% of the issued and outstanding voting Equity Interests and 100% of the non‑voting Equity Interests of each Subsidiary that is treated as a CFC for U.S. federal income tax purposes and that is directly held by the Borrower or by any Domestic Subsidiary of the Borrower; provided that any Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulations Section 1.956‑2(c)(2) shall be treated as voting Equity Interests for purposes of this clause (c), and (iii) all of the Equity Interests of any Subsidiary that is a Foreign Subsidiary other than a CFC that is directly held by the Borrower or by any Subsidiary of the Borrower (other than any Subsidiary that is a CFC or that is treated as an entity disregarded from its owner for U.S. federal income tax purposes and is Wholly-owned by a CFC), and, in the case of each of clauses (i), (ii) and (iii) above, the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d)     the Obligations and the Guarantees shall have been secured by a first‑priority security interest, in all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party, which shall be (to the extent required by the Collateral Documents) evidenced by a promissory note or an instrument and shall have been pledged pursuant to the applicable Collateral Document, and the Collateral Agent shall have received all such promissory notes or certificated instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(e)     except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected first priority security interest (subject to Liens permitted under Section 7.01) in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each Guarantor (including but not limited to accounts receivable, deposit accounts, inventory, machinery and equipment, investment property, cash, Intellectual Property, other general intangibles, owned real property, intercompany Indebtedness and proceeds of the foregoing); provided,  however, that (v) no security interest in fee‑owned real property other than Material Owned Property shall be required, (w) no security interest in motor vehicles and other assets subject to certificates of title shall be required, (x) subject to Section 6.13, no security interests (including in respect of interests in partnerships, joint ventures and other non‑Wholly‑owned entities) to the extent (and for the duration) that the granting of a security interest in such asset would be prohibited by applicable law or agreements containing enforceable anti‑assignment clauses not overridden by the Uniform Commercial Code or other applicable law shall be required, (y) any security interest in Intellectual Property shall exclude any intent‑to‑use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use trademark application under applicable federal law and (z) no security interest in property created or incurred pursuant to Section 7.01(h) subject to Capital Lease or purchase money financing permitted under Section 7.03(c) to the extent (and for the duration) that the granting of a security interest in such asset would be prohibited under the agreement evidencing or otherwise governing the related Indebtedness and not overridden by the Uniform Commercial Code or other applicable law (the assets described in the foregoing clauses (v) through (z), collectively, “Excluded Property”).

(f)     none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(g)     The Administrative Agent shall have received the Mortgages with respect to each Material Owned Property and with respect to each Leasehold Property required to be delivered pursuant to this Collateral and Guarantee Requirement or Section 6.11 at such time as set forth therein (the “Mortgaged Properties”), together with:

(i)     evidence that counterparts of the Mortgages with respect to the Mortgaged Properties have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices as necessary to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (subject only to Liens of the nature referred to in Section 5.07(b)) along with evidence reasonably satisfactory to the Administrative Agent that all filing and recording taxes and fees payable with respect to the Mortgages have been paid or received by the issuer of the Mortgage Policies (or, in the event that the Administrative Agent waives a Mortgage Policy for any Mortgaged Property, an escrow agent reasonably satisfactory to the Administrative Agent);

(ii)     fully paid American Land Title Association Lender’s Extended Coverage (or other reasonably satisfactory coverage if such coverage is not available in the applicable jurisdiction) title insurance policies (the “Mortgage Policies”) in form and substance reasonably satisfactory to the Administrative Agent, together with such endorsements that are reasonably required by the

Administrative Agent and which lenders typically receive in the jurisdiction where the Mortgaged Property is located, in an amount reasonably acceptable to the Administrative Agent, issued by title insurers reasonably acceptable to the Administrative Agent and insuring the Mortgages to be valid first and subsisting Liens on the real property described therein, in a customary form in the jurisdiction where the Mortgaged Property is located free and clear of all Liens (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances (provided that if a survey is not available pursuant to paragraph (iii) below, such Mortgage Policies may include the standard survey exception and the Administrative Agent shall not require any endorsement that will require delivery of a survey), except Liens of the nature referred to in Section 5.07(b);

(iii)     American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, dated no more than ninety (90) days before the date of delivery of such surveys (or such date as the Administrative Agent agrees in its reasonable discretion), certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the real property described in such surveys is located, showing no material defects except Liens of the nature referred to in Section 5.07(b) and otherwise reasonably acceptable to the Administrative Agent;

(iv)     satisfactory evidence of insurance required to be maintained pursuant to Section 6.07, or otherwise required by the terms of the Mortgages, in respect of Mortgaged Properties;

(v)     favorable opinions of local counsel for the Loan Parties (i) in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent and (ii) in states in which the Loan Parties to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent;

(vi)     (A) evidence as to whether each Material Owned Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) pursuant to a standard flood hazard determination form ordered and received by the Collateral Agent, and (B) if such Material Owned Property is a Flood Hazard Property, (1) evidence as to whether the community in which such Material Owned Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Collateral Agent as to the fact that such Material Owned Property is a Flood

Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent and naming the Collateral Agent as sole loss payee on behalf of the Secured Parties; and

(vii)     such consents and agreements of other third parties, such estoppel letters and other confirmations, and such other actions that, in each case, the Administrative Agent and the Collateral Agent may reasonably deem necessary in order to create valid and subsisting Liens on the property described in the Mortgages shall have been delivered or taken, in each case to the extent the same can be obtained or taken with the use of commercially reasonable efforts.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the delivery of particular documents with respect to, particular assets if and for so long as the Administrative Agent and the Borrower mutually agree in their reasonable discretion that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in relation to the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the time as set forth therein for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in its discretion, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Securities Pledge Agreement, the Intellectual Property Security Agreement, the Mortgages, any collateral assignments, any security agreements, pledge agreements or other similar agreements, or any supplements to any of the foregoing, delivered to the Collateral Agent and the Lenders pursuant to the Collateral and Guarantee Requirement, Section 4.01(a)(iii),  Section 6.11, or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Commitment” means, as to each Lender, such Lender’s Initial Loan Commitment and its First-Out Loan Commitment.

“Communications” has the meaning specified in Section 10.02(e).

“Company” has the meaning specified in the first paragraph of this Agreement.

“Compensation Period” has the meaning specified in Section 2.08(c)(ii).

“Competitor” means any Person that is engaged in the same or substantially similar business as the business conducted by the Borrower and its Subsidiaries on the Closing Date and any other Person designated by the Borrower as a “competitor” of the Borrower or any of its Subsidiaries (excluding any bank, financial institution, debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, commitments and similar extensions of credit in the ordinary course of its business) by written notice delivered to the Administrative Agent from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person and its Subsidiaries for such period, plus

(a)      without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i)      Consolidated Interest Expense, deferred financing fees, non‑cash interest expenses, upfront financing and other agent or lender fees and any amortization of original issue discount in connection with the Facility and any other Indebtedness permitted under this Agreement of such Person and its Subsidiaries for such period;

(ii)      consolidated income and franchise tax expense of such Person and its Subsidiaries for such period;

(iii)      all amounts properly attributable to depreciation and amortization and other non-cash items for such period, including any non-cash write-downs or non-cash write-offs including fixed asset impairments or write-downs, intangible asset impairments and deferred tax asset write-offs (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future) of such Person and its Subsidiaries for such period;

(iv)      amounts incurred in Fiscal Years ending 2017 and 2018 that are necessary to pay any and all documented fees, expenses, commissions, costs or other charges attributable to the restatement of the Company’s financial statements; provided that such amounts shall not exceed $4,000,000 in Fiscal Year 2017 and $1,000,000 in Fiscal Year 2018;

(v)     any extraordinary losses and unusual or non‑recurring charges, or any integration, facilities closing or relocation costs and curtailments or modifications to pension and post‑retirement employee benefit plans in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;

(vi)      any severance costs incurred prior to the end of Fiscal Year 2017, in an aggregate amount not to exceed $2,000,000;

(vii)     amounts necessary to pay any documented fees, expenses, commissions, costs or other charges related to consulting or advisory services provided to the Company or its Subsidiaries, together with any waiver or amendment fees incurred in connection with the Company’s existing secured asset-based revolving credit facility, in each case, prior to the Closing Date in an aggregate amount not to exceed $1,000,000;

(viii)      non-cash stock compensation expense;

(ix)     non‑cash expenses recognized due to purchase accounting;

(x)      any bank fees, expenses, commissions, costs or other charges related to the Indebtedness being refinanced in connection with the Transaction;

(xi)     any losses attributable to foreign currency translation or exchange;

(xii)     one-time, non-recurring customary and documented costs and expenses deducted from net income during such period in connection with the consummation of the Transaction and the negotiation, execution and delivery of the Loan Documents;

minus

(b)      without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any non‑cash additions to Consolidated Net Income of such Person and its Subsidiaries for such period (other than (i) the accrual of revenue or recording of receivables in the ordinary course of business and (ii) the reversal of any accrual of a reserve referred to clause (a)(iv) above); minus

(c)      any gains attributable to foreign currency translation or exchange; minus

(d)     without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary or non-recurring non‑cash gains (or plus extraordinary non‑cash losses) for such period and any gains (or plus losses) realized in connection with any Disposition of such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the total consolidated interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP excluding deferred financing fees (including any Upfront First-Out Fee PIK Amount and any Upfront Initial Fee PIK Amount), non‑cash interest expense (including any accreting PIK Interest), non‑cash debt amortization, upfront financing fees and any amortization of original issue discount in connection with the Facility and any other Indebtedness permitted under this Agreement plus, without duplication (i) imputed interest on Capital Lease Obligations of such Person and its Subsidiaries for such period; (ii) commissions, discounts, and participation fees payable pursuant to this Agreement and issuance fees and other fees and charges owed by such Person or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period; provided that, in respect of any letters of credit secured by cash collateral, the amount of such commissions, discounts and other fees and charges shall be determined on a net basis after accounting for any interest income on deposited amounts with respect thereto; (iii) cash contributions to any employee stock ownership plan or similar trust made by such Person or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a Wholly‑Owned Subsidiary of such Person) in connection with Indebtedness incurred by such plan or trust for such period; (iv) all interest paid or payable with respect to discontinued operations of such Person or any of its Subsidiaries for such period; (v) the interest portion of any deferred payment obligations of such Person or any of its Subsidiaries for such period; and (vi) all interest on any Indebtedness of such Person or any of its Subsidiaries of the type described in clause (f) or (g) of the definition of “Indebtedness” for such period, to the extent actually paid by such Person or any of its Subsidiaries; provided that Consolidated Interest Expense shall be calculated after giving effect to Swap Contracts (including associated costs), but excluding unrealized gains and losses with respect to Swap Contracts.

“Consolidated Net Income” means, for any period and for any Person, the net income or loss of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded for any such Person therefrom (i) the income or loss of any Person (other than consolidated Subsidiaries of such Person)) in which any other Person (other than such Person or any of its Subsidiaries) has an interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such Person during such period, (ii) the cumulative effect of a change in accounting principles during such period, (iii) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, (iv) gains and losses from the early extinguishment of Indebtedness and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses. In no event shall “Consolidated Net Income” include the income or loss of any Permitted Servicing Joint Venture, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by a Permitted Servicing Joint Venture during such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Extension” means a Borrowing.

“Current Assets”  means, at any date, all assets of the Loan Parties which under GAAP would be classified as current assets (excluding any cash or Cash Equivalents).

“Current Liabilities” means, at any date, all liabilities of the Loan Parties which under GAAP would be classified as current liabilities, other than current maturities of long term Indebtedness which is not then in default or otherwise due and payable.

“Debt Equivalents” means, in respect of any Person, (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Debt Equivalents, or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary following the Maturity Date, (ii) if such Person is a Subsidiary of the Borrower, any preferred stock of such Person which by its terms is mandatorily redeemable or redeemable at the option of the holder prior to the date which is one hundred eighty (180) days after the applicable maturity date provided in clause (i) above and (iii) any Disqualified Equity Interests of such Person.

“Debt Service” means, for any period, Cash Interest Expense of Borrower and its Subsidiaries for such period plus scheduled principal amortization of all Indebtedness of Borrower and its Subsidiaries for such period, excluding any principal repaid on or about the Closing Date with proceeds of the Loans.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent transfer, reorganization, or similar debtor relief Laws of the United States or any similar foreign, federal or state law for the relief of debtors from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the interest rate otherwise applicable to such Loan plus 5.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any asset or property by a Loan Party (including any Sale Leaseback and any sale of Equity Interests, but excluding any issuance by a Loan Party of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that Dispositions shall include (x) the sale or other disposition for value of any contracts or (y) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.02(b)(i).

“Eligible Assignee” means, in respect of an assignment made by a Lender pursuant to Section 10.07, and in addition to those Persons approved as required thereunder, (a) a Lender and (b) an Approved Fund; provided, that in no event shall (x) a natural person or (y) the Borrower or any of its Affiliates be an “Eligible Assignee”; provided,  further, that so long as no Event of Default pursuant to Section 8.01(a) or (f) has occurred and is continuing, no Competitor shall be an “Eligible Assignee”.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non‑compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged exposure, injury or threat to health and safety as it relates to any Hazardous Material or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages relating to Releases of Hazardous Materials or actual or alleged violations of Environmental Laws and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Laws” means any and all applicable federal, provincial, local and foreign Laws, decrees, consent orders, consent agreements or other governmental restrictions relating to the environment, human health and safety or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, Release or handling of, or exposure to, Hazardous Materials.

“Environmental Liability” in respect of any Person, any and all legal obligations and liabilities under Environmental Laws, including for any Release caused by such Person or which is discovered or uncovered during the ownership or control of any real property by such Person and which adversely impacts any Person, property or the environment whether or not caused by a breach of applicable laws (including Environmental Laws).

“Environmental Permit” means any permit, approval, hazardous waste identification number, license or other authorization issued by or submitted to a Governmental Authority and required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and Treasury regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of any Loan Party or ERISA Affiliate as described in Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA (or that is in endangered or critical status, within the meaning of Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under

Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (g) a determination that any Pension Plan is, or is expected to be, in “at‑risk” status (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); or (h) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Pension Plan.

“Event of Default” has the meaning specified in Section 9.01.

“Excess” has the meaning specified in Section 3.02(b).

“Excess Cash Flow” means, for the most recently completed Test Period ending on the last day of a Fiscal Year, Consolidated Adjusted EBITDA of Borrower and its Subsidiaries for such period, minus, without duplication:

(a)     Debt Service for such period;

(b)     permanent repayments of Indebtedness (so long as not already reflected in Debt Service) made with cash by Borrower and its Subsidiaries during such period (it being understood that the foregoing deductions shall not duplicate deductions from Excess Cash Flow taken pursuant to Section 2.02(b)(i));

(c)     income and franchise taxes of Borrower and its Subsidiaries that were paid in cash during such period or will be paid within six months after the end of such period and for which reserves have been established;

(d)     the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Test Period in excess of the amount of Net Working Capital at the end of such period;

(e)     amounts included in Consolidated Adjusted EBITDA by operation of clause (a)(iv), (a)(vi) and (a)(vii) of the definition thereof; and

(f)     losses excluded from the calculation of Consolidated Adjusted EBITDA by operation of clause (c) of the definition thereof that are paid in cash during such period;

provided that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such period shall not be deducted again in a subsequent period; plus, without duplication:

(1)     the difference, if positive, of the amount of Net Working Capital at the end of the prior period in excess of the amount of Net Working Capital at the end of such period;

(2)     gross proceeds received (or, in lieu of receipt, paid to a third party on behalf of Borrower or any of its Subsidiaries) during such period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings); and

(3)     income or gain excluded from the calculation of Consolidated Adjusted EBITDA by operation of clause (c) of the definition thereof that is realized in cash during such Excess Cash Flow period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 12:00 noon (New York, New York time) on such day on the Reuters Fedspot page for such currency; in the event that such rate does not appear on any Reuters page, the Exchange Rate shall be determined by the Administrative Agent to be the rate quoted by it at the spot rate for Dollars purchased by it with Euros through its principal foreign exchange trading office at approximately 12:00 noon (New York, New York time) on the date as of which the foreign computation is made.

“Excluded Property” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means those letters of credit outstanding as of the date hereof and set forth on Schedule 7.03(l), issued by Wells Fargo Bank National Association for the account of the Borrower or any of its Subsidiaries.

“Exit Fee” has the meaning set forth in Section 2.05(c).

“Facility” means the facility provided under this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Covenants” means the covenants set forth in Section 7.12.

“First Amendment” means the First Amendment to Senior Secured Credit Agreement, dated as of August 17, 2017, among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means the date all the conditions precedent to effectiveness of the First Amendment as set forth therein are satisfied or waived in accordance therewith.

“First-Out Loan Commitment” has the meaning specified in Section 2.01(b).  As of the First Amendment Effective Date, and prior to the making of any First-Out Loans on the First Amendment Effective Date, the amount of the First-Out Loan Commitments is $10,000,000.

“First-Out Loan Repayment Date” means September 30, 2018.

“First-Out Loans” has the meaning specified in Section 2.01(b).

“Fiscal Year” means the fiscal year of the Borrower, the Company and their Subsidiaries, as applicable, ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means with respect to any Test Period, the ratio of (a) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such Test Period to (b) Debt Service for such Test Period (excluding the amortization of non-cash financing expenses to the extent such expenses would otherwise be included in calculating Debt Service of the Borrower and its Subsidiaries).

“Flood Hazard Property” has the meaning specified in clause (g)(vi) of the definition of “Collateral and Guarantee Requirement.”

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Global Power Netherlands” has the meaning assigned in the definition of “ABN AMRO Facility”.

“Governmental Authority” means any nation or government, any provincial, state, local, municipal or other political subdivision thereof, and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” has the meaning specified in the definition of “Collateral and Guarantee Requirement” and shall be substantially in the form of Exhibit E.

“Guarantee Obligations” means, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Indebtedness or other payment obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the obligation to make take‑or‑pay or similar payments, if required, regardless of non‑performance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guarantor Subsidiary” means each Guarantor that is a Domestic Subsidiary.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means, collectively, (a) the Guarantee and (b) each other guaranty and guaranty supplement delivered pursuant to the Collateral and Guarantee Requirement or Section 6.11.

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” a “deleterious substance,” “dangerous goods,” “radioactive” or words of similar meaning or effect, including petroleum and its by‑products, asbestos, polychlorinated biphenyls, radon, greenhouse gases, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone‑depleting substances.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and other accrued liabilities incurred in the ordinary course of business not past due for more than one hundred twenty (120) days after its stated due date (except for accounts payable contested in good faith), (ii) any earn‑out obligation until such obligation is both required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable and (iii) deferred or equity compensation arrangements entered into in the ordinary course of business and payable to directors, officers or employees), (e) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed but, in the case of Indebtedness which is not assumed by such Person, limited to the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, (f) all Guarantee Obligations by such Person of Indebtedness of others, (g) all Attributable Indebtedness of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (excluding the portion thereof that has been fully cash collateralized in a manner permitted by this Agreement), (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (j) all Debt Equivalents of such Person, (k) all obligations in respect of the Upfront First-Out Fee, the Upfront Initial Fee, the Upfront First-Out Fee PIK Amount and the Upfront Initial Fee PIK Amount and (l) the Swap Termination Value under outstanding Swap Contracts at such time to which such Person is a party.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Anything herein to the contrary notwithstanding, obligations in respect of any Indebtedness that has been irrevocably defeased (either covenant or legal) or satisfied and discharged pursuant to the terms of the instrument creating or governing such Indebtedness shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Loan Commitment” has the meaning specified in Section 2.01(a).  As of the Closing Date, and prior to making any Initial Loans on the Closing Date, the aggregate principal amount of the Initial Loan Commitments is $45,000,000.

“Initial Loans” has the meaning specified in Section 2.01(a).

“Initial Subsidiary Transaction” means the first occurrence of a Subsidiary Transaction.

“Intellectual Property” has the meaning specified in Section 5.17.

“Intellectual Property Security Agreement” means, collectively, (a) the Intellectual Property Security Agreement executed by certain Loan Parties in the form of Exhibit H, and (b) each other Intellectual Property Security Agreement Supplement executed and delivered pursuant to the Collateral and Guarantee Requirement or Section 6.11.

“Intellectual Property Security Agreement Supplement” has the meaning specified in Section 6.11.

“interest” has the meaning specified in Section 3.02(b).

“Interest Payment Date” means the last day of each calendar month, subject to Section 1.07.

“Interest Period” means (i) as to the Initial Loans (A) initially, the period beginning on (and including) the Closing Date and ending on (and including) the last day of the calendar month in which the Closing Date occurs and (B) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date, and (ii) as to the First-Out Loans, (A) initially, the period beginning on (and including) the First Amendment Effective Date and ending on (and including) the last day of the calendar month in which the First Amendment Effective Date occurs and (B) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the First-Out Loan Repayment Date.

“Investment” in any Person, means (i) any direct or indirect purchase or other acquisition by a Loan Party of, or of a beneficial interest in, any of the Equity Interests of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Company from any Person (other than the Company or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by the Company or any of its Subsidiaries to any other Person (other than the Company or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write‑ups, write‑downs or write‑offs with respect to such Investment.

“Joint Venture” shall have the meaning specified in the definition of “Permitted Servicing Joint Venture”.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the relevant lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Leasehold Property” means the leasehold interests listed on Schedule 5.07(b) and any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means any Lender that is a party to this Agreement from time to time and, in the case of each such Lender, including their respective successors and assigns as permitted hereunder (each of which is referred to herein as a “Lender”).

“LIBO Rate” means, for any Interest Period, the rate per annum equal to the London interbank offered for deposits in Dollars for the applicable Interest Period normally published in the Money Rates section of The Wall Street Journal or another national publication selected by the Administrative Agent, two Business Days prior to the commencement of such Interest Period; provided, that in no event shall the LIBO Rate be less than 1.00%.

“Lien” means any assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement (including Capital Leases but excluding operating leases) or any other security interest whatsoever, howsoever created or arising, whether fixed or floating, legal or equitable, perfected or not, but specifically excludes any legal, contractual or equitable right of set‑off.

“Liquidity” means, as of any date of calculation, unrestricted cash and Cash Equivalents permitted in accordance with GAAP, plus any undrawn commitments, including, the Commitments, in each case as of such date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of an Initial Loan or a First-Out Loan.

“Loan Documents”  means, collectively, (i) this Agreement, (ii) the Notes, (iii) [reserved], (iv) the Collateral Documents, (v) any Guarantee, (vi) any agency fee letter entered into between the Borrower and the Administrative Agent in connection with the Facility and (vii) all other instruments and documents executed and delivered from time to time by or on behalf of the Borrower or any of its Subsidiaries in connection herewith or therewith.

“Loan Parties” means, collectively, (i) the Borrower and (ii) each Guarantor.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan

Document or (c) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document; provided that for purposes of determining compliance with Article V hereof, the incurrence of obligations or liabilities (other than those permitted by Sections 7.02 and 7.03) by the Borrower or any of its Subsidiaries in excess of the Threshold Amount shall be deemed to result in a Material Adverse Effect.

“Material Agreements” means, collectively, (a) the agreements which are listed in Schedule 5.19 and (b) all other agreements to which any Loan Party or any of its properties are bound, from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect.

“Material Owned Property” means (i) the real properties owned by any Loan Party listed on Schedule 5.07(b) and (ii) any other real property owned by any Loan Party with a fair market value in excess of $1,000,000.

“Maturity Date” means December 16, 2021.

“Maximum Legal Rate” has the meaning specified in Section 3.02(b).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means collectively, the deeds of trust, trust deeds, deeds to secure debt, Landlord Consents and Estoppels and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit K (with such changes as may be reasonably satisfactory to the Collateral Agent and its counsel to account for local law matters) or otherwise in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered pursuant to Section 4.01(a)(iii) (if applicable), Section 6.11 or Section 6.13, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Policies” has the meaning specified in paragraph (h)(ii) of the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Properties” has the meaning specified in paragraph (h) of the definition of “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” means:

(a)     with respect to the Disposition of any asset by any Loan Party or any Casualty Event the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of its Subsidiaries) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid (and is timely repaid) in connection therewith (other than Indebtedness under the Loan Documents), (B) the reasonable out‑of‑pocket expenses actually incurred and paid by the Borrower or any of its Subsidiaries in connection with such Disposition or Casualty Event (including, reasonable attorney’s, accountant’s and other similar professional advisor’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant, and other customary fees) to third parties (other than the Loan Parties or any of their Affiliates), (C) taxes paid or reasonably estimated to be actually payable or that are actually accrued in connection therewith with respect to the current tax year as a result of any gain recognized in connection therewith by such Person or any of the direct or indirect stockholders thereof and attributable to such Disposition or Casualty Event; provided that, if the amount of any estimated taxes pursuant to this subclause (C) exceeds the amount of taxes actually required to be paid in cash, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) any reasonable reserve actually maintained in respect of (x) the sale price of such asset or assets established in accordance with GAAP, and (y) any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other Disposition thereof, including pension and other post‑employment benefit liabilities and liabilities related against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (1) received upon the Disposition of any non‑cash consideration received by such Person in any such Disposition, and (2) received upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within two years after such Disposition or Casualty Event, the amount of such reserve; and

(b)     with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries not permitted under Section 7.03, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out‑of‑pocket expenses and other customary expenses (including reasonable attorney’s, accountant’s and other similar professional advisor’s fees), incurred by such Loan Party in connection with such incurrence or issuance to third parties (other than the Loan Parties or any of their Affiliates).

“Net Working Capital” means, at any time, Current Assets at such time minus Current Liabilities at such time.

“Note” means a promissory note of the Borrower payable to a Lender or its assigns, substantially in the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan Document entered into with a Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (1) the obligation (including Guarantee Obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including, without limitation, the Upfront First-Out Fee, the Upfront Initial Fee and any accrued and uncapitalized Upfront First-Out Fee PIK Amounts and Upfront Initial Fee PIK Amounts), premiums (including, without limitation, any Prepayment Premium), the Exit Fee, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (2) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount”  means, on any date, the outstanding principal amount of Loans, after giving effect to any borrowings, accretion of debt, and/or prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor thereof).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the past five years.

“Permitted Indebtedness” has the meaning specified in Section 7.03.

“Permitted Liens” means Liens permitted to be incurred pursuant to Section 7.01.

“Permitted Servicing Joint Venture” means a joint venture, limited liability company or other business entity between a Loan Party and one or more third parties (each, a “Joint Venture”) that meets each and all of the following criteria: (a) the formation and governing documents for the Joint Venture provide that the liability of the Loan Party that is a party thereto (as among all of the parties to the Joint Venture) is expressly limited to no more than such Loan Party’s pro rata portion of the scope of services and/or other liabilities arising from the Joint Venture, (b) the terms of which formation and governing documents provide for indemnification of such Loan Party against any damages (other than special, indirect or consequential) caused by any other member of the Joint Venture, (c) the scope of the services to be provided by the Joint Venture shall be consistent with the scope of services currently provided by the Loan Parties in the ordinary course of their business (taking into account any services that may be currently subcontracted by the Loan Parties in the ordinary course of their business), (d) the Joint Venture shall be formed solely for the purpose of bidding upon and entering into one or more contracts with one or more customers upon terms that provide that the aggregate contract value as to such Loan Party under each such contract shall be calculated on a “time and materials” basis and (e) such Loan Party, the Joint Venture or the customer or customers of the Joint Venture shall obtain customary liability and commercial insurance, in amounts and from a reputable insurer as may be necessary for prudent execution of the work by the Joint Venture.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Increase Period” has the meaning specified in Section 2.03(b).

“PIK Interest” has the meaning specified in Section 2.04(a).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prepayment Notice” means a notice of prepayment in respect of any voluntary or mandatory prepayment in substantially the form of Exhibit A.

“Prepayment Premium” has the meaning specified in Section 2.02(a).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the Facility at such time and the denominator of which is the amount of the Aggregate Commitments under the Facility at such time; provided that if any Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the outstanding principal amount of the Loans held by such Lender divided by the aggregate principal amount of all outstanding Loans.

“Projections” has the meaning specified in Section 4.01(e).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Redemption Date” has the meaning specified in Section 2.02(a).

“Register” has the meaning specified in Section 10.07(c).

“Registered” means, with respect to Intellectual Property, issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, leeching or migration of any Hazardous Material in or into the environment (including the abandonment or disposal of any barrels, tanks, containers or receptacles containing any Hazardous Material), or out of any vessel or facility, including the movement of any Hazardous Material through the air, soil, subsoil, surface, water, ground water, rock formation or otherwise.

“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, one or more Lenders having more than 50% of the Total Facility Exposure.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, corporate controller or, except for purposes of Sections 6.03 or 6.04, any other similar officer or a Person performing similar functions of a Loan Party (and, as to any document delivered on the Closing Date or the First Amendment Effective Date, as applicable, to the extent acceptable to the Administrative Agent in its sole discretion or required by the terms of this Agreement, any secretary or assistant secretary of a Loan Party).  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, retraction, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof) and including any thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase and (c) any payment of principal, premium, if any, or interest (whether in cash, securities or other property) of any intercompany note evidencing Indebtedness permitted to be incurred pursuant to Section 7.03(i).

“S&P” means Standard & Poor’s Ratings Services LLC, a division of The McGraw‑Hill Companies, Inc., and its successors.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Pledge Agreement” means, collectively, (a) the Securities Pledge Agreement executed by certain Loan Parties substantially in the form of Exhibit G and (b) each Securities Pledge Agreement Supplement executed and delivered pursuant to the Collateral and Guarantee Requirement or Section 6.11.

“Securities Pledge Agreement Supplement” has the meaning specified in Section 6.11.

“Security Agreement” means, collectively, (a) the Security Agreement executed by certain Loan Parties substantially in the form of Exhibit F and (b) each Security Agreement Supplement executed and delivered pursuant to the Collateral and Guarantee Requirement or Section 6.11.

“Security Agreement Supplement” has the meaning specified in Section 6.11.

“Servicing Joint Venture Proposal Package” means, with respect to any proposed Permitted Servicing Joint Venture, the following items, each in form reasonably satisfactory to the Administrative Agent:

(a)     a copy of the proposed formation and governing documents for the proposed Permitted Servicing Joint Venture, together with a description in reasonable detail of the proposed Permitted Servicing Joint Venture and the nature of the project or projects for which the proposed Permitted Servicing Joint Venture would be formed;

(b)     a certificate of a Responsible Officer of the Borrower certifying that:

(i)     such proposed Permitted Servicing Joint Venture satisfies the criteria set forth in the definition of “Permitted Servicing Joint Venture” or, if discretionary approval is required with respect to any such criteria, a request for such discretionary approval;

(ii)      the entry into such proposed Permitted Servicing Joint Venture would not cause or result in a Default or Event of Default; and

(iii)      the Loan Parties are in compliance with the Financial Covenants (both immediately before and after giving effect to the entry into the proposed Permitted Servicing Joint Venture).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Foreign Subsidiary” means each of GPEG Mexico Distributing, SA de CV, Braden Manufacturing SA de CV and Global Power Equipment Group (Hong Kong) Limited.

“Specified Subsidiary Transaction” means the transaction set forth on Schedule 7.05.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Capital Expenditure or other transaction that by the terms of this Agreement requires such test to be calculated on a “pro forma basis” or after giving “pro forma effect”.

“Subsidiary” of a Person means:

(a)     a corporation of which another person alone or in conjunction with its other Subsidiaries owns an aggregate number of voting Equity Interests sufficient to enable the election of a majority of the directors regardless of the manner in which other voting Equity Interests are voted;

(b)     a corporation of which another person alone or in conjunction with its other Subsidiaries has, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors or otherwise exercise control over the management and policies of such corporation;

(c)     any partnership of which at least a majority of the outstanding income or capital interests and/or at least a majority of the voting interests of such partnership or, in the case of a limited partnership, any general partner thereof, are owned by a person alone or in conjunction with its other Subsidiaries; and

(d)     any trust or other person of which at least a majority of the outstanding beneficial or ownership interests (however designated) are owned by a person alone or in conjunction with its other Subsidiaries.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.  In no event shall the term “Subsidiary” include any Permitted Servicing Joint Venture.

“Subsidiary Transaction” means (i) a Specified Subsidiary Transaction or (ii) any other Disposition constituting the sale of all or substantially all of the assets or Equity Interests of a Subsidiary, the terms and conditions of which have been consented to in advance in writing by the Administrative Agent.

“Surviving Indebtedness” means the ABN AMRO Facility and any other Indebtedness of the Company or any of its Subsidiaries outstanding immediately before and after giving effect to the Transaction as specified on Schedule 7.03(b).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the applicable counterparty in accordance with the terms thereof and in accordance with customary methods for calculating mark‑to‑market values under similar arrangements by such counterparty.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so‑called synthetic, off‑balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including any Sale Leaseback), in each case, creating obligations that do not appear on the balance sheet of such Person but which could be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, stamp taxes, withholdings or other charges imposed by any Governmental Authority (including additions to tax, penalties and interest with respect thereto).

“Termination Date” has the meaning specified in Section 9.11(a).

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which the consolidated financial statements of the Borrower and its Subsidiaries have been (or were required to have been) delivered pursuant to Section 6.01(a) or (b).

“Threshold Amount” means $500,000.

“Total Debt” means, as of any date, consolidated Indebtedness of the Borrower and its Subsidiaries outstanding as of such date of the type described in clauses (a), (b), (d), (e), (g), (h) (excluding undrawn amounts under outstanding letters of credit or letters of guaranty) and (i) (but only if drawn or called) of the definition thereof.

“Total Facility Exposure” means, as of any date of determination, the sum of (a) Total Outstandings as of such date and (b) the then unfunded Commitments (if any).

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Total Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such Test Period.

“Total Outstandings” means, as of any date of determination, the then aggregate Outstanding Amount of all Loans.

“Transaction” means, collectively, (a) extension of Commitments under this Agreement and the funding of the Loans on the Closing Date, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses, including prepayment premiums, incurred in connection with any of the foregoing.

“Unaudited Financial Statements” means the unaudited financial statements described in Section 4.01(e).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any security interest in any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Upfront First-Out Fee” has the meaning specified in Section 2.05(b)(ii).

“Upfront First-Out Fee Payment Date” has the meaning specified in Section 2.05(b)(ii).

“Upfront First-Out Fee PIK Amount” has the meaning specified in Section 2.05(b)(ii).

“Upfront Initial Fee” has the meaning specified in Section 2.05(b)(i).

“Upfront Initial Fee Payment Date” has the meaning specified in Section 2.05(b)(i).

“Upfront Initial Fee PIK Amount” has the meaning specified in Section 2.05(b)(i).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).

“Wholly‑owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly‑owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02     Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)     (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)     Article, Section, paragraph, clause, subclause, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)     The term “including” is by way of example and not limitation.

(iv)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)     Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms.

Section 1.03     Accounting Terms.  (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided,  however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then the Administrative Agent and the Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and the Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of any applicable ratios, baskets and other requirements hereunder before and after giving effect to such Accounting Change.

(b)     Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Financial Covenants shall be calculated with respect to such period and such Specified Transaction on a pro forma basis.  In addition, the parties hereto agree that following the occurrence of a Specified Transaction, the Administrative Agent and the Borrower shall use commercially reasonable efforts to amend and revise the Financial Covenants in order to reflect the impact of any Subsidiary Transaction on the operations of the Borrower and its Subsidiaries.

(c)     Where reference is made to a Person “and its Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any subsidiaries other than Subsidiaries.

Section 1.04     Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding‑up if there is no nearest number).

Section 1.05     References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06     Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07     Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.08     Currency Equivalents Generally.  (a) Any amount specified in this Agreement (other than in Article II,  Article IX and Article X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined in a manner consistent with the definition of Exchange Rate.

(b)     For purposes of determining compliance under Sections 7.02,  7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Borrower’s annual financial statements delivered pursuant to Section 6.01(a);  provided,  however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01     The Loans.

(a)     Subject to the terms and conditions set forth herein, on the Closing Date, each Lender agrees to make initial term loans (collectively, the “Initial Loans”) in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 2.01(a) (such amount being referred to herein as such Lender’s “Initial Loan Commitment”).  The Initial Loan Commitment of each Lender shall be automatically and permanently reduced by the principal amount of each Initial Loan made by such Lender on the Closing Date.

(b)     Subject to the terms and conditions set forth herein, on the First Amendment Effective Date, each Lender agrees to make first-out term loans (collectively, the “First-Out Loans”) in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 2.01(b) (such amount being referred to herein as such Lender’s “First-Out Loan Commitment”).  The First-Out Loan Commitment of each Lender shall be automatically and permanently reduced by the principal amount of each First-Out Loan made by such Lender on the First Amendment Effective Date.

(c)     Amounts borrowed under this Section 2.01 and repaid or prepaid may not be re-borrowed.

(d)     All the outstanding principal amount of the Initial Loans, together with all accrued and unpaid interest thereon, and any fees and other amounts payable hereunder, shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date of the acceleration of the Loans pursuant to Section 9.02.  All the outstanding principal amount of the First-Out Loans, together with all accrued and unpaid interest thereon, and any fees and other amounts payable hereunder, shall be due and payable on the earlier of (x) the First-Out Loan Repayment Date and (y) the date of the acceleration of the Loans pursuant to Section 9.02.

Section 2.02     Prepayments.  (a) Optional Prepayments.  (i) The Borrower may, upon delivery of a Prepayment Notice to the Administrative Agent, at any time or from time to time voluntarily prepay, in whole or in part (in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount for each partial prepayment) the outstanding principal amount of the Loans on any Business Day (the “Redemption Date”) for an amount equal to the Loans being prepaid on such Redemption Date, plus any accrued but unpaid interest on the aggregate principal amount of the Loans being prepaid, plus, solely in the case of the Initial Loans, the Prepayment Premium.  The applicable “Prepayment Premium” in respect of any prepayment of the Initial Loans shall be an amount calculated as follows:

(ii)     If the Redemption Date occurs:

(A)     on or prior to the first anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to three percent (3%) of the aggregate outstanding principal amount of the Initial Loans being prepaid on such Redemption Date;

(B)     after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Initial Loans being prepaid on such Redemption Date;

(C)     after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to one percent (1%) of the aggregate outstanding principal amount of the Initial Loans being prepaid on such Redemption Date; and

(D)     after the third anniversary of the Closing Date and at any time thereafter, the Prepayment Premium shall be zero.

Notwithstanding any of the foregoing to the contrary, with respect to any prepayment made in connection with a Disposition permitted pursuant to Section 7.05(j), if the Redemption Date occurs on or prior to the third anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to one percent (1%) of the aggregate outstanding principal amount of the Initial Loans being prepaid on such Redemption Date.

(iii)     Any Prepayment Notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time) three (3) Business Days prior to any Redemption Date and shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment of Loans pursuant to this Section 2.02(a) shall be paid to the Lenders in accordance with their respective Pro Rata Shares as set forth in Section 2.02(b)(vii) below.

(iv)     No partial prepayment shall be made under this Section 2.02(a) in connection with any event described in Section 2.02(b).

(b)     Mandatory Prepayments.  (i) As promptly as reasonably practicable, but in any event within five (5) Business Days after the date that is ninety (90) days following the end of each Fiscal Year, the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to (A) 100% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the Fiscal Year covered by the financial statements required to be delivered pursuant to Section 6.02(a) minus (B) the sum of all voluntary prepayments of Loans (except to the extent that such prepayments are financed, directly or indirectly, with long‑term Indebtedness or non‑ordinary course Dispositions of property); provided that the ECF Percentage (before giving effect to the foregoing reductions, if any) shall be reduced to 75% if the Total Leverage Ratio is less than 2.50:1.00 as of the end of the Fiscal Year covered by such financial statements and provided further that so long as no Default or Event of Default has occurred and is continuing, no such prepayments shall be required unless Excess Cash Flow for such Fiscal Year equals or exceeds $1,000,000, at which point the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to the applicable percentage of Excess Cash Flow as set forth herein.

(ii)     If the Borrower or any of its Subsidiaries Disposes of any property (excluding Dispositions permitted pursuant to Section 7.05 (other than pursuant to Section 7.05(h),  (j) and (k) (other than with respect to an Initial Subsidiary Transaction)), the Borrower shall cause to be prepaid, in accordance with Section 2.02(b)(vii), an aggregate amount of the Obligations equal to 100% of all such Net Cash Proceeds realized or received in connection with such Disposition, plus the Prepayment Premium on the principal amount of the Initial Loans (if any) being prepaid (calculated in accordance with Section 2.02(a)(ii), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation), as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds; provided (i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) to the extent that aggregate Net Cash Proceeds from the Closing Date through the applicable date of determination do not exceed $1,500,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within one hundred eighty (180) days of receipt thereof in productive assets of the general type used in the business of the Borrower and its Domestic Subsidiaries.  If the Borrower or any of its Subsidiaries Disposes of any property in connection with an Initial Subsidiary Transaction pursuant to Section 7.05(k), the Borrower shall cause to be prepaid, an aggregate amount of the Obligations equal to 100% of all such Net Cash Proceeds realized or received in connection with such Initial Subsidiary Transaction, plus the Upfront First-Out Fee and the Upfront Initial Fee, together with the accrued and uncapitalized Upfront First-Out Fee PIK Amount and Upfront Initial Fee PIK Amount, as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.  For the avoidance of doubt, any prepayment made pursuant to this Section 2.02(b)(ii) as a result of a Disposition shall not be deemed to be a consent to any such Disposition or a cure or waiver of any Event of Default which occurs in connection with such Disposition, it being understood that such Event of Default may only be waived with the express consent of Required Lenders.

(iii)     If any Casualty Event occurs, the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to 100% of all such Net Cash Proceeds realized or received in connection with such Casualty Event, as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Cash Proceeds from the Closing Date through the applicable date of determination do not exceed $500,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within one hundred eighty (180) days of receipt thereof in productive assets of the general type used in the business of the Borrower and its Domestic Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(iv)     If the Borrower or any of its Subsidiaries incurs or issues any Indebtedness (including Debt Equivalents) not expressly permitted to be incurred or issued pursuant to Section 7.03,  the Borrower shall cause to be prepaid, in accordance with Section 2.02(b)(vii), an aggregate amount of the Obligations equal to 100% of all such Net Cash Proceeds received therefrom, plus the Prepayment Premium on the principal amount of the Initial Loans (if any) being prepaid (calculated in accordance with Section 2.02(a)(ii), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation) as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(v)     If the Borrower or any of its Subsidiaries receives any tax refunds and/or any extraordinary receipts in excess of $500,000 in the aggregate in any Fiscal Year, the Borrower shall cause to be prepaid an aggregate principal amount of Loans in the amount of such tax refunds and/or extraordinary receipts as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt thereof.

(vi)     If the Borrower or any of its Subsidiaries receives Net Cash Proceeds from a capital contribution or issuance of any Equity Interests of the Borrower or any of its Subsidiaries (other than Equity Interests issued (i) pursuant to any employee stock or stock option compensation plan, (ii) by any Subsidiary to the Borrower or any other Subsidiary to the extent permitted by Section 7.02, or (iii) for purposes approved in writing by the Administrative Agent), the Borrower shall cause to be prepaid, in accordance with Section 2.02(b)(vii), an aggregate amount of the Obligations equal to 100% of all such Net Cash Proceeds received therefrom, plus the Prepayment Premium on the principal amount of the Initial Loans (if any) being prepaid (calculated in accordance with Section 2.02(a)(ii), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation) as promptly as reasonably practicable, but in any event, prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(vii)     So long as no Default or Event of Default has occurred and is continuing, (x) each voluntary and mandatory prepayment of Loans pursuant to Section 2.02(a) and this Section 2.02(b) (excluding any Disposition made pursuant to Section 7.05(k) in connection with an Initial Subsidiary Transaction) shall be applied as follows:

First, to the payment of all outstanding fees and all expenses specified in Section 8.03;

Second, to the payment of that portion of the Obligations constituting accrued, unpaid interest (including, but not limited to, accrued but uncapitalized PIK Interest) and the Exit Fee, in each case in respect of the First-Out Loans;

Third, to the payment of that portion of the Obligations constituting accrued, unpaid interest (including, but not limited to, accrued but uncapitalized PIK Interest) and the Prepayment Premium (if any), in each case in respect of the Initial Loans;

Fourth, shall be further applied in inverse order of maturity to reduce the remaining scheduled installments of principal of the First-Out Loans; and

Fifth, shall be further applied in inverse order of maturity to reduce the remaining scheduled installments of principal of the Initial Loans;

(y)  the Net Cash Proceeds from a mandatory prepayment of Loans pursuant to this Section 2.02(b) received in connection with an Initial Subsidiary Transaction shall be applied as follows:

First, to the payment of all outstanding fees and all expenses specified in Section 8.03;

Second, to the payment of that portion of the Obligations constituting (A) the Upfront First-Out Fee, together with all accrued and uncapitalized Upfront First-Out Fee PIK Amounts and (B) accrued, unpaid interest (including, but not limited to, accrued but uncapitalized PIK Interest) in respect of the First-Out Loans and (C) the Exit Fee;

Third, to the payment of that portion of the Obligations constituting (A) the Upfront Initial Fee, together with all accrued and uncapitalized Upfront Initial Fee PIK Amounts and (B) accrued, unpaid interest (including, but not limited to, accrued but uncapitalized PIK Interest) in respect of the Initial Loans;

Fourth, shall be further applied in inverse order of maturity to reduce the remaining scheduled installments of principal of the First-Out Loans; and

Fifth, shall be further applied in inverse order of maturity to reduce the remaining scheduled installments of principal of the Initial Loans.

(viii)     The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (i),  (ii),  (iii),  (iv),  (v) and (vi) of this Section 2.02(b) at least three (3) Business Days prior to the date of such prepayment pursuant to a Prepayment Notice.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s Prepayment Notice and of such Lender’s Pro Rata Share of the prepayment.

(c)     Interest.  All prepayments under this Section 2.02 shall be accompanied by all accrued interest thereon.

Section 2.03     Repayment of Loans.  (a) The Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders (i) commencing on June 30, 2018 through March 31, 2019, in consecutive quarterly installments to be paid on the last day of each fiscal quarter of the Borrower, an amount equal to 1.25% of the original aggregate principal amount of the Loans, (ii) commencing on June 30, 2019 and thereafter in consecutive quarterly installments to be paid on the last day of each fiscal quarter of the Borrower, equal to 1.875% of the original aggregate principal amount of the Loans and (iii) on the Maturity Date, the remaining Obligations (including, without limitation, all accrued and unpaid principal and interest on the principal amounts of the Loans (including any accrued but uncapitalized PIK Interest)).  For the avoidance of doubt, scheduled repayments pursuant to this Section 2.03 shall be reduced as a result of the application of prepayments in accordance with Section 2.02 solely to the extent of any such amounts applied to the prepayment of the Loans.

(b)     The Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders, (i) a principal amount equal to $25,000,000 on January 1, 2018 plus (ii) the Upfront Initial Fee, together with all accrued and uncapitalized Upfront Initial Fee PIK Amounts (the “2018 Amortization Payment”); provided,  however, that the Borrower may elect to defer the 2018 Amortization Payment to a later date, including the Maturity Date; provided further however, that the Borrower shall not be required to pay the 2018 Amortization Payment in the event that (i) an Initial Subsidiary Transaction occurs on or prior to January 1, 2018 and (ii) such Initial Subsidiary Transaction is in an aggregate amount greater than $25,000,000.  In the event that the Borrower elects to defer the 2018 Amortization Payment, the PIK Interest payable pursuant to Section 2.04 shall increase by an additional 5% per annum during the period commencing on January 1, 2018 through the Interest Payment Date occurring immediately prior to the date the 2018 Amortization Payment is paid (such period, the “PIK Increase Period”).

(c)     The Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders, on the First-Out Loan Repayment Date, an amount equal to (i) the aggregate principal amount of the First-Out Loans, plus (ii) all accrued and unpaid principal and interest on the principal amounts of the First-Out Loans (including any accrued but uncapitalized PIK Interest), plus (iii) the Upfront First-Out Fee, together with all accrued and uncapitalized Upfront First-Out Fee PIK Amounts.  For the avoidance of doubt, scheduled repayments pursuant to this Section 2.03 shall be reduced as a result of the application of prepayments in accordance with Section 2.02 solely to the extent of any such amounts applied to the prepayment of the First-Out Loans.

Section 2.04     Interest.  (a) Subject to the provisions of Section 2.04(b), each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period in an amount equal to the LIBO Rate plus the sum of: (i) 9.00% per annum payable in cash (“Cash Interest”) and (ii) (x) 10.00% per annum and (y) during the PIK Increase Period, 15% per annum, in each case of clauses (ii)(x) and (ii)(y) in an amount payable-in-kind (“PIK Interest”).

(b)     Commencing upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the principal amount of the Loans and (ii) to the extent then due and payable all other outstanding Obligations hereunder, in each case under clauses (i) and (ii) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest to the fullest extent permitted by applicable Laws) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  All Cash Interest shall be payable in cash to the Administrative Agent to be allocated pursuant to Section 2.08.  All PIK Interest shall accrue and be added and capitalized to the outstanding principal balance of the Loans on each Interest Payment Date, and the principal amount of the Loans shall be increased by such PIK Interest amount for all purposes under the Loan Documents.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after any judgment.

Section 2.05     Fees.  (a) The Borrower shall pay to the Agents a non-refundable annual administration fee equal to $25,000, in the aggregate, for agency services provided under this Agreement.  This fee shall be in all respects fully earned, due and payable on the Closing Date directly from the proceeds of the Loan and thereafter, shall be payable by the Borrower in advance on each anniversary of the Closing Date during the term of this Agreement.

(b)     (i)     The Borrower agrees to pay to the Administrative Agent for distribution to the Lenders in accordance with each Lenders’ Pro Rata Share, an upfront fee equal to 7% of the Initial Loan Commitments (the “Upfront Initial Fee”).  The Upfront Initial Fee is earned on the Closing Date.  Until such time as the Upfront Initial Fee Payment Date has occurred, the Upfront Initial Fee shall bear interest in an amount equal to the LIBO Rate plus 19% per annum (the “Upfront Initial Fee PIK Amount”).  The Upfront Initial Fee PIK Amount shall accrue and be added and capitalized to the outstanding amount of the Upfront Initial Fee on each Interest Payment Date, and the balance of the Upfront Initial Fee shall be increased by the Upfront Initial Fee PIK Amount for all purposes under the Loan Documents.  The Upfront Initial Fee, together with all accrued and uncapitalized Upfront Initial Fee PIK Amounts shall be payable upon the earliest of (i) the date that the Borrower is required to repay the Obligations with the Net Cash Proceeds of an Initial Subsidiary Transaction pursuant to Section 2.02(b)(ii), (ii) the date that the 2018 Amortization Payment is paid, (iii) the Maturity Date and (iv) the date of acceleration of the Loans pursuant to Section 9.02 (the “Upfront Initial Fee Payment Date”).

(ii)     The Borrower agrees to pay to the Administrative Agent for distribution to the Lenders in accordance with each Lenders’ Pro Rata Share, an upfront fee equal to 7% of the First-Out Loan Commitments (the “Upfront First-Out Fee”).  The Upfront First-Out Fee is earned on the First Amendment Effective Date.  Until such time as the Upfront First-Out Fee Payment Date has occurred, the Upfront First-Out Fee shall bear interest in an amount equal to the LIBO Rate plus 19% per annum (the “Upfront First-Out Fee PIK Amount”).  The Upfront First-Out Fee PIK Amount shall accrue and be added and capitalized to the outstanding amount of the Upfront First-Out Fee on each Interest Payment Date, and the balance of the Upfront First-Out Fee shall be increased by the Upfront First-Out Fee PIK Amount for all purposes under the Loan Documents.  The Upfront First-Out Fee, together with all accrued and uncapitalized Upfront First-Out Fee PIK Amounts shall be payable upon the earlier to occur of (i) First-Out Repayment Date and (ii) the date of acceleration of the Loans pursuant to Section 9.02 (the “Upfront First-Out Fee Payment Date”).

(c)     On the First-Out Loan Repayment Date or on the earlier repayment of the Loans in full (whether voluntarily, upon the First-Out Repayment Date or upon acceleration pursuant to Section 9.02), the Borrower agrees to pay to the Administrative Agent for distribution to the Lenders in accordance with each Lender’s Pro Rata Share of the First-Out Loans a fee equal to 7% of the aggregate outstanding principal amount of the First-Out Loans (the “Exit Fee”).

Section 2.06     Computation of Interest and Fees.  All computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.07     Evidence of Indebtedness.  (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender.  The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)     Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.07(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.08     Payments Generally.  (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office.  All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)     If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)     Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)     if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate; and

(ii)     if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, then in the event the Administrative Agent has funded a Loan in advance of receipt of funds from a defaulting Lender or otherwise made a payment to the Borrower on behalf of such defaulting Lender, the Administrative Agent may make a demand therefor upon the Borrower and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by a Lender hereunder.

A notice by the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.08(c) shall be conclusive, absent manifest error.

(d)     If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Credit Extension set forth in Article IV or in the First Amendment, as applicable, are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)     The obligations of the Lenders hereunder to make Loans are several and not joint.  The failure of any Lender to make any Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make its Loan.

(f)     Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)     Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.09     Sharing of Payments.  If, other than as expressly provided elsewhere herein (including, without limitation, in Section 10.07), any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  Each Lender that purchases a participation pursuant to this Section 2.09 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01     Taxes.

(a)      Defined Terms.  For purposes of this Section 3.01, the term “applicable law” includes FATCA.

(b)     Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)     Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)     Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)     Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Participant

Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)     Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)     Status of Lenders.  (i)      Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A),  (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A)     any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such

Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)     executed copies of IRS Form W-8ECI;

(3)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or W-8BEN-E, as applicable); or

(4)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)     Treatment of Certain Refunds.  If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)     Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02     Illegality.  (a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority that is a court, statutory board or commission has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Law shall so mandate, the Loans held by such Lender shall be prepaid by Borrower on or before such date as shall be mandated by such Law in an amount equal to 100% of the aggregate principal amount of Loans held by such Lender, plus any accrued but unpaid interest on the aggregate principal amount of the Loans being prepaid, plus the Prepayment Premium (if any) on the principal amount of such Loans being prepaid (calculated in accordance with Section 2.02(a)(ii), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation).

(b)     Maximum Legal Rate.  No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between the Loan Party and any Agent or any Lender or default of the Loan Parties, or the exercise by any Agent or any Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle any Lender to contract for, charge, or receive, in any event, consideration for the use, forbearance or detention of money (“interest”) at a rate exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time (hereinafter “Maximum Legal Rate”).  In no event shall the Loan Parties be obligated to pay interest at any rate exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Loan Parties to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest determined at a rate over such Maximum Legal Rate.  In the event any interest is contracted for, charged or received at any rate in excess of the Maximum Legal Rate (“Excess”), each Loan Party acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by any Lender shall be applied, first, to reduce the principal then unpaid hereunder in respect of the First-Out Loans; second, to reduce the principal then unpaid hereunder in respect of the Initial Loans; third, to reduce the other Obligations in respect of the First-Out Loans; fourth, to reduce the other Obligations in respect of the Initial Loans; and fifth, returned to the Loan Parties, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship.  Each Loan Party recognizes that, with fluctuations in the LIBO Rate and the Maximum Legal Rate, such a result could inadvertently occur.  By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Loan Party of such Excess, and (ii) such Loan Party shall not seek or pursue any other remedy, legal or equitable, against any Agent or any Lender, based in whole or in part upon the contracting for, charging or receiving of any interest in excess of the maximum authorized or the receiving of any interest in excess of the maximum authorized by applicable law.  To the extent applicable, for the purpose of determining whether or not any Excess has been contracted for, charged or received by any Agent or any

Lender, all interest at any time contracted for, charged or received by the Administrative Agent and any Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the full stated term of this Agreement and otherwise as provided by applicable Law.  If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any related agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

Section 3.03     Increased Cost and Reduced Return; Capital Adequacy.  (a) If any Lender reasonably determines that as a result of the introduction of or any Change in Law or a change in the interpretation of any Law with which such Lender or any lending office of such Lender, if any, is required to comply, in each case, after the date hereof, there shall be any increase in the cost to such Lender agreeing to make, making or maintaining any Loan, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (iii) Other Connection Taxes), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.04), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)     If any Lender reasonably determines that the introduction of any Law regarding (i) capital adequacy or any change therein or in the interpretation thereof or (ii) liquidity requirement, or in each case any change therein or in the interpretation thereof with which such Lender (or its Applicable Lending Office) is required to comply, in each case after the date hereof, would have the effect of reducing the rate of return on the capital of such Lender, or any corporation controlling such Lender, to a level below that which such Lender, or the corporation controlling such Lender, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of any corporation controlling such Lender with respect to capital adequacy) as a consequence of such Lender’s obligations hereunder, then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.04), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)     Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.

(d)     If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.03(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a),  (b) or (c).

Section 3.04     Matters Applicable to All Requests for Compensation.  The Administrative Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder, which shall be conclusive absent manifest error.  In determining such amount, the Administrative Agent or such Lender, as the case may be, may use any reasonable averaging and attribution methods.  With respect to any Lender’s claim for compensation under Section 3.01,  Section 3.02 or Section 3.03, the Borrower shall not be required to compensate such Lender for any amount incurred more than two hundred and seventy (270) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 270‑day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.05     Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01     Conditions to the Closing Date.  The obligation of each Lender to make the Loans hereunder is subject to satisfaction or waiver in writing by the Lenders of the following conditions precedent:

(a)     The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, if applicable, and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)     executed counterparts of this Agreement and the other Loan Documents by each Loan Party, Agent and Lender, as applicable;

(ii)     an original Note executed by the Borrower in favor of each Lender that has requested in writing a Note;

(iii)     such certificates (including a certificate substantially in the form of Exhibit I) of resolutions or other corporate action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan

Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(iv)     an opinion of (i) Thompson Hine LLP, counsel to the Loan Parties and (ii) Van Valer Law Firm, LLP, Indiana counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(v)     a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Transaction and the other transactions contemplated hereby and thereby, from the chief financial officer of the Borrower in substantially the form of Exhibit J hereto;

(vi)     copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties together with evidence that, upon satisfaction of the conditions precedent contained in any applicable payoff letters, all existing Liens (other than Liens permitted under Section 7.01) will be terminated and released and all actions required to terminate and release such Liens have been satisfactorily taken or will be capable of being satisfactorily undertaken substantially simultaneously with the closing of the Transaction; and

(vii)     (A) Organization Documents of each Loan Party and (B) good standing certificates or certificates of status, as applicable, as of a date reasonably proximate to the Closing Date, from (1) the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and (2) the jurisdictions where the failure of a Loan Party to be qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and, where available, bring down certificates, for each Loan Party.

(b)     As of the Closing Date, after giving effect to the Transaction, the Borrower and each of its Subsidiaries will have no indebtedness other than the Facility, the Existing Letters of Credit, and any Surviving Indebtedness specified on Schedule 7.03(b).  All amounts due or outstanding in respect of any Indebtedness other than the Facility, the Existing Letters of Credit and any Surviving Indebtedness specified on Schedule 7.03(b) shall have been repaid in full, all commitments (if any) in respect thereof terminated, all guarantees (if any) thereof discharged and released and all security therefor (if any) released, together with all fees and other amounts owing thereon, or documentation in form and substance reasonably satisfactory to the Administrative Agent to effect such release upon such repayment and termination shall have been delivered to the Administrative Agent.

(c)     In order to create in favor of Collateral Agent, for the benefit of the Lenders, a valid, perfected first priority security interest in the personal property Collateral, Collateral Agent shall have received:

(i)     evidence satisfactory to Collateral Agent of the compliance by each Loan Party of their obligations under the Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper, deposit account control agreements and any agreements governing securities accounts as provided therein);

(ii)     a completed Collateral Questionnaire dated the Closing Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii)     opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Loan Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

(iv)     evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a landlord personal property collateral access agreement executed by the landlord of any leasehold property and by the applicable Loan Party, and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 7.03(i)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(d)     [Reserved].

(e)     The Administrative Agent shall have received (i) the audited consolidated balance sheets and related statements of income, Shareholders’ Equity and cash flows of the Company and unaudited consolidating balance sheets and related statements of income for the Fiscal Year of the Company ended December 31, 2016, each in draft form, (ii) unaudited consolidated and consolidating balance sheets and related statements of income and cash flows of the Company for each subsequent fiscal quarter after December 31, 2014 ended at least forty-five (45) days before the Closing Date, (iii) unaudited consolidated and consolidating balance sheets and related statements of income of the Company for each fiscal month after December 31, 2014 ended at least thirty-one (31) days before the Closing Date and (iv) forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements on a monthly basis for Fiscal Year 2017, on a quarterly basis for Fiscal Year 2018 and on an annual basis for Fiscal Year 2019 (“Projections”), in each case, in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP as in effect at the time of such preparation.

(f)     The Administrative Agent and the Lenders shall have completed, to their satisfaction, all legal, tax, environmental, management background checks, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Borrower and its Subsidiaries in scope and determination satisfactory to the Administrative Agent and the Lenders in their sole discretion.

(g)     Payment by the Borrower of all accrued costs, fees and expenses (including applicable Attorney Costs and the reasonable and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent and the Lenders) and any other compensation due and payable to the Administrative Agent and Lenders on the Closing Date shall have been received.

(h)     The Administrative Agent shall have received reasonably satisfactory evidence of insurance required to be maintained pursuant to Section 6.07 and the Collateral Agent shall be named as an additional loss payee and additional insured, as applicable, thereunder.

(i)     The Lenders shall have received on or prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including without limitation the PATRIOT Act and customary management background checks, in order to allow the Lenders to comply therewith, in each case, to the extent requested at least five (5) Business Days prior to the Closing Date.

(j)      [Reserved].

(k)     The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension (before and after giving effect to such Credit Extension); provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(l)     No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

Section 4.02     Conditions to All Credit Extensions.  The obligation of each Lender to make a Credit Extension (other than with respect to the Initial Loans) hereunder is subject to satisfaction or waiver in writing by the Lenders of the following conditions precedent:

(a)     The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the First Amendment Effective Date (before and after giving effect to the proposed Credit Extension); provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)     No Default or Event of Default shall exist, or would result from the proposed Credit Extension or from the application of the proceeds therefrom.

(c)     Payment by the Borrower of all accrued costs, fees and expenses (including applicable Attorney Costs and the reasonable and documented out-of-pocket fees and expenses of any other advisors to the Administrative Agent and the Lenders) and any other compensation due and payable to the Administrative Agent and Lenders on the Closing Date shall have been received.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01     Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, with respect to the foregoing clauses (c), (d) and (e), as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

Section 5.02     Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) except as set forth on Schedule 5.02, result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (w) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any Material Agreement, or (iii) violate any material applicable Law.

Section 5.03     Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Loan Party is a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent, the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which are set forth on Schedule 5.03 or have been duly obtained, taken, given or made and are in full force and effect and (iii) such approvals, consents, exemptions, authorizations, actions, notices and filings the failure to obtain or make would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

Section 5.04     Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 5.05     Financial Statements; No Material Adverse Effect.  (a) The Unaudited Financial Statements (A) fairly present in all material respects the financial condition of the Company as of the dates thereof and the Company’s results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except, in the case of the Unaudited Financial Statements, changes resulting from customary year-end adjustments consistent with past practice and the absence of footnotes and (B) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date hereof that are required to be reflected on a balance sheet prepared in accordance with GAAP, except for such Indebtedness and other liabilities incurred since the date of the Unaudited Financial Statements in the ordinary course of business.

(b)     Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c)     The Projections furnished to the Administrative Agent prior to the Closing Date are based on good faith estimates and assumptions made by the management of the Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material;  provided further, as of the Closing Date, management of the Borrower believed that the Projections were reasonable and attainable.

(d)     (i) The audited consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(a) and Section 6.01(g) and (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such periods (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of unaudited financial statements, to the absence of footnotes and to customary year‑end adjustments consistent with past practice.

(e)     The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

Section 5.06     Litigation.  Except as set forth on Schedule 5.06, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or its Subsidiaries, including any Environmental Action, pending or, to any Loan Party’s knowledge, threatened before any Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction.

Section 5.07     Ownership of Property; Liens.

(a)     Each Loan Party and its Subsidiaries is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents including, any Liens permitted under Section 7.01.

(b)     Each Loan Party and each of its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property used in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 5.07(b) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing, as of the date hereof, the street address, state and any other relevant jurisdiction, record owner and fair market value.  Set forth on Schedule 5.07(b) hereto is a complete and accurate list of all Leasehold Property under which any Loan Party or any Subsidiary is the tenant, showing as of the date hereof the street address, state and any other relevant jurisdiction, parties thereto, sublessee (if any), expiration date and annual base rental cost thereof.

(c)     Except for the properties set forth on Schedule 5.07(b), as of the Closing Date, no Loan Party or any of its Subsidiaries owns any Material Owned Property or leases any Leasehold Property.

Section 5.08     Perfection of Security Interests. Upon the making of the filings and taking of the other actions set forth on Schedule 5.08, all filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and having priority over all other Liens on the Collateral except in the case of (a) non‑consensual Liens permitted under Section 7.01, to the extent any such Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable Law, and (b) Liens not required to be perfected by control or possession pursuant to the Collateral and Guarantee Requirement to the extent that all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

Section 5.09     Environmental Compliance.  Except as specifically set forth on Schedule 5.09:

(a)     The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws and Environmental Permits, all past non‑compliance with such Environmental Laws and Environmental Permits has been fully resolved without ongoing obligations, costs or liabilities in the aggregate, in excess of the Threshold Amount, and no circumstances exist that would be reasonably likely to (A) to the knowledge of the Loan Parties, form the basis of an Environmental Action against any Loan Party or any Subsidiary or any of their properties or (B) cause any such property to be subject to any remedial action requirement or any restrictions on ownership, occupancy, use or transferability under any Environmental Law, which, in each case, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(b)     None of the properties currently or, to the knowledge of the Loan Parties, formerly, owned or operated by any Loan Party or any of its Subsidiaries is listed or, to such Loan Party’s or each of its Subsidiaries’ knowledge, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no, and, to the knowledge of the Loan Parties, never have been, any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case for which any Loan Party or any of its Subsidiaries is liable and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and other than in compliance with applicable Environmental Laws, there is no friable asbestos or asbestos‑containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of by any Loan Party or any of its Subsidiaries on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries other than in material compliance with applicable Environmental Laws and that, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(c)     Neither any Loan Party nor any of its Subsidiaries is undertaking, or is required either contractually or by any Environmental Law to undertake, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and that individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported by or on behalf of any Loan Party or any of its Subsidiaries at, to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(d)     The Borrower and each of its Subsidiaries has obtained, maintained and timely renewed all material Environmental Permits required for ownership and operation of its property and business as presently conducted and there are no proceedings pending, or to the Borrower’s knowledge, threatened, to revoke, review or materially modify any such Environmental Permits.  Neither the Borrower nor any of its Subsidiaries has received any written notification pursuant to any Environmental Law or otherwise has knowledge that any work, repairs, construction or Capital Expenditures are required to be made to be in or continue to be in compliance with any Environmental Law or any material Environmental Permit that individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)     Except as would not reasonably be expected to result in a material liability, no Loan Party nor any of its Subsidiaries has contractually assumed any liability or obligation to investigate or remediate any property under or relating to any applicable Environmental Law.

(f)     Borrower has provided Lenders with true and complete copies of all environmental reports, audits and sampling results in its possession or control.

(g)     Nothing contained in this Section 5.09 is intended to apply to any action, suit, investigation, litigation or proceeding (including any Environmental Action) relating to exposure to asbestos, in any form, or any asbestos containing materials.

Section 5.10     Taxes.  (a) Each of the Borrower and each of its Subsidiaries has timely filed all income and all other material tax returns and reports required to be filed, and has timely paid all Taxes (whether or not shown on such tax returns or reports) and all other amounts of federal, provincial, state, municipal, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are set forth on Schedule 5.10(a) or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

(b)     Except as set forth on Schedule 5.10(b) or as would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) there are no claims being asserted in writing with respect to any amounts of taxes, (ii) there are no presently effective waivers or extensions of statutes in writing with respect to any amounts of taxes, and (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority, in each case, with respect to the Borrower or any of its Subsidiaries.

(c)     Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreement other than with an affiliate included in a consolidated or combined tax return, provided that any such tax sharing agreement shall be subject to the restrictions in Section 7.08.

Section 5.11     Compliance with ERISA.  (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, except as is not, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(b)     (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) none of the Loan Parties or any of their Subsidiaries has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of

ERISA with respect to a Multiemployer Plan, except for a liability that could not reasonably be expected to result in a Material Adverse Effect; and (iii) none of the Loan Parties or any of their Subsidiaries or any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

Section 5.12     Labor Matters.  There are no strikes pending or, or to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The (i) hours worked and payments made to employees of the Borrower or any of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Law dealing with such matters and (ii) all material payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP.  The consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower or any of its Subsidiaries.

Section 5.13     Insurance.  The properties of the Loan Parties and their Subsidiaries are insured in the manner contemplated by Section 6.07.  Schedule 5.13 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Closing Date. As of the Closing Date, all such insurance is in full force and effect and all premiums in respect of such insurance have been duly paid.  The insurance maintained by or on behalf of the Loan Parties and their Subsidiaries is adequate and is in accordance with normal industry practice.

Section 5.14     Subsidiaries; Equity Interests.  As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 6.02(d) and Section 6.11, none of the Loan Parties have any Subsidiaries other than those specifically disclosed in Schedule 5.14, and all of the outstanding Equity Interests in each such Person and each such Subsidiary have been validly issued, are fully paid and non‑assessable.  As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 6.02(d) and Section 6.11,  Schedule 5.14 (a) sets forth the name and jurisdiction of organization of each Subsidiary of each of the Loan Parties, (b) sets forth the ownership interest of each Loan Party and each of its Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged pursuant to the Collateral and Guarantee Requirement and Section 6.11.

Section 5.15     Margin Regulations; Investment Company Act; PATRIOT Act.

(a)      None of the Loan Parties or any of their Subsidiaries is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U issued by the FRB.

(b)     None of the Loan Parties or any of their Subsidiaries or any Person controlling such Loan Party or any of its Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(c)     None of the Loan Parties or any of their Subsidiaries is in material violation of any applicable laws relating to money laundering, including the PATRIOT Act, or terrorism, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto.  None of the Loan Parties or any of their Subsidiaries will knowingly use the proceeds of the Loans in violation of any of the foregoing statutes.

(d)     No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2 of such executive order, or (iii) is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to blocking or specific trade restrictions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or implementing executive order.

Section 5.16     Disclosure.  No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projections and other forward‑looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.  There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 5.17     Intellectual Property.  As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 6.02(d) and Section 6.11, set forth on Schedule 5.17 is a complete and accurate list of all Registered patents, trademarks, service marks, domain names and copyrights, owned by the Borrower or any of its Subsidiaries as of such date, showing as of such date the jurisdiction in which each such item of Registered Intellectual Property is registered or in which an application is pending and the registration or application number.  The Borrower and each Subsidiary owns or has the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, know‑how, technology and other intellectual property recognized under applicable Law (collectively, “Intellectual Property”) that are material to the operation of their respective businesses as currently conducted and, to the knowledge of the Loan Parties, the use of such Intellectual Property by such Person or the operation of their respective businesses is not infringing upon any Intellectual Property rights held by any other Person except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

Section 5.18     Solvency.  After giving effect to the Transaction and the other transactions contemplated hereby and thereby, the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

Section 5.19     Material Agreements.  Schedule 5.19 contains a true, correct and complete list of all the Material Agreements in effect on the Closing Date, which, together with any updates provided pursuant to Section 6.03(l), are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 5.19 or in such updates).

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01,  Section 6.02,  Section 6.03 and Section 6.04(b)) cause each Subsidiary to:

Section 6.01     Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)     as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case (i) in comparative form the figures for the previous Fiscal Year and (ii) a comparison of actual figures against the forecasts for such Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a (A) report and opinion of an independent registered public accounting firm reasonably acceptable to the Administrative Agent (Hein & Associates shall be acceptable), which report and opinion shall (1) be prepared in accordance with generally accepted auditing standards and (2) not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than pertaining solely to impending debt maturities of any

Indebtedness occurring within twelve (12) months of such audit, and (B) certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; and

(b)     as soon as available, but in any event, within forty‑five (45) days after the end of each fiscal quarter of the Borrower (commencing with the first full fiscal quarter ended after the Closing Date), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, and consolidated and consolidating statements of cash flows for such fiscal quarter and for the portion of the Fiscal Year then ended, setting forth in each case (A) in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and (B) a comparison of actual figures for such fiscal quarter against the forecasts for such fiscal quarter, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to customary year‑end adjustments consistent with past practice and the absence of footnotes ;  provided,  however, that until the annual financial statements of the Borrower for the Fiscal Year ended December 31, 2017 are filed with the SEC or any other successor Governmental Authority (the “2017 Filed Financial Statements”), a Responsible Officer of the Borrower shall only be required to certify that such financial statements fairly present in all material respects the financial condition, results of operations, and Shareholders’ Equity of the Borrower and its Subsidiaries in accordance with GAAP, subject to customary period end adjustments, the absence of footnotes, adjustments required by subsequent events and other customary audit and accounting adjustments that impact open accounting periods, provided further that if any such financial statements are adjusted in the 2017 Filed Financial Statements, the Borrower shall within three (3) Business Days following the filing of the 2017 Filed Financial Statements deliver to the Administrative Agent for further distribution to each Lender a detailed statement of such adjustments, which shall be reasonably satisfactory to the Administrative Agent.

(c)     as soon as available, but in any event, within thirty (30) days after the end of each of fiscal month of the Borrower (commencing with the first full fiscal month ended after the Closing Date),

(i)     a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated and consolidating statements of income or operations, (which shall set forth the cost of sales and in selling, general and administrative (SG&A) expenses, gross margin, restructuring charges and unusual or nonrecurring expenses) for such fiscal month and for the portion of the Fiscal Year then ended, together with a calculation of the trailing twelve-month Consolidated Adjusted EBITDA as of the end of such month and setting forth in each case (A) in comparative form the figures for the corresponding fiscal month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and (B) a comparison of actual figures for such fiscal month against the forecasts for such fiscal month, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity of the Borrower and its Subsidiaries in accordance with GAAP, subject only to customary year‑end adjustments consistent with past practice and the absence of footnotes; provided,  however, that until the 2017 Filed Financial Statements are filed with the SEC or any other successor Governmental Authority, a Responsible Officer of the Borrower shall only be required to certify that such financial statements fairly present in all material respects the financial condition, results of operations, and Shareholders’ Equity of the Borrower and its Subsidiaries in accordance with GAAP, subject to customary period end adjustments, the absence of footnotes, adjustments required by subsequent events and other customary audit and accounting adjustments that impact open accounting periods, provided further that if any such financial statements are adjusted in the 2017 Filed Financial Statements, the Borrower shall within three (3) Business Days following the filing of the 2017 Filed Financial Statements deliver to the Administrative Agent for further distribution to each Lender a detailed statement of such adjustments, which shall be reasonably satisfactory to the Administrative Agent.

(ii)     until the consummation and final closing of the Specified Subsidiary Transaction, a pro forma rolling thirteen-week cash flow budget of the Borrower and its Domestic Subsidiaries, which budget shall detail all cash inflows and outflows during such period and shall otherwise be reasonably satisfactory in all respects to the Administrative Agent (each such budget, a “Cash Flow Budget”).  Each Cash Flow Budget shall include a reconciliation of the actual results for the immediately preceding thirteen-week period to the Cash Flow Budget for such immediately preceding thirteen-week period and a detailed explanation of all material variances from the immediately preceding thirteen-week Cash Flow Budget and shall demonstrate that accounts payables have been made in the ordinary course of business and consistent with past practices; and

(iii)     a schedule of outstanding letters of credit, outstanding Indebtedness balances and Liquidity reflected on the balance sheet of the Loan Parties on a consolidated basis.

(d)     Annual Forecasts and Budget.  As soon as available and in any event no later than February 1 of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the period until the Maturity Date, and an explanation of the assumptions on which such forecasts are based and demonstrating projected compliance with the Financial Covenants, in each case in form reasonably satisfactory to the Administrative Agent.

(e)     Management Discussion and Analysis Reports.  Simultaneously with the delivery of each set of financial statements referred to in Section 6.01(a),  (b) and (c), (i) a report setting forth management’s analysis and discussion of the condition (financial and otherwise) operations, which may be in the form of the Business Segment Review delivered to the Administrative Agent prior to the Closing Date, (ii) a summary of all backlog, walk forwards and opportunity listings, (iii) [reserved], (iv) a schedule of outstanding letters of credit (including the Existing Letters of Credit), and (v) a schedule of outstanding performance and surety bonds and a schedule of costs in excess of billings.  The Borrower shall schedule one (1) telephonic or in-person conference per fiscal quarter among the Administrative Agent, the Lenders and the chief financial officer and chief executive officer of the Borrower to discuss the contents of the relevant reports.

(f)     Annual Reconciliation.  Simultaneously with the delivery of each set of financial statements referred to in Section 6.01(a), an annual reconciliation to the forecast delivered to the Administrative Agent for the Fiscal Year recently ended in footnote form and in substance satisfactory to the Administrative Agent.

(g)     December 31, 2016 Audited Financial Statements.  As soon as available and in any event no later than September 15, 2017, the final audited consolidated balance sheets and related statements of income, Shareholders’ Equity and cash flows of the Company for the Fiscal Year of the Company ended December 31, 2016.

Section 6.02     Certificates; Reports; Other Information.  Promptly deliver to the Administrative Agent for further distribution to each Lender:

(a)     upon delivery of the financial statements referred to in Section 6.01(a),  (b), and (c)(i) (solely as it relates to the Financial Covenants set forth in Section 7.12(e)), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b)     promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any successor Governmental Authority (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S‑8), all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)     promptly after the receipt or furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Subsidiaries (other      than in the ordinary course of business) in respect of any instrument, indenture, loan or credit or similar agreement relating to Indebtedness in excess of the Threshold Amount or relating to the ABN AMRO Facility;

(d)     together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.02(b), (ii) a list of Subsidiaries as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list, (iii) a report supplementing Schedules 5.07(b) and 5.17 and Schedules I and IV of the Security Agreement and (iv) such other information required by the Compliance Certificate;

(e)     within fifteen (15) days of filing or receipt of any material written notification, copies of all Tax returns, waivers, amendments, requests for extension and other material written notifications which the Borrower and its Subsidiaries files with, or receives from, the Internal Revenue Service or any other taxing authority;

(f)     any notices of default given or received with respect to any Permitted Servicing Joint Venture and, upon written request of the Administrative Agent, such additional material or documentation provided by or to the Loan Parties with respect to each such Permitted Servicing Joint Venture as may be reasonably requested; and

(g)     promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a),  (b) or (c) or Section 6.02(b), (c) or (e) may be delivered electronically to the Administrative Agent for further distribution to each Lender and if so delivered, shall be deemed to have been delivered on the date the Borrower delivers such documents to the Administrative Agent by electronic mail; provided that upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent.  Notwithstanding the foregoing, the Borrower shall deliver originally executed Compliance Certificates to the Administrative Agent (in addition to the electronic copies pursuant to the foregoing).  Each Lender shall be solely responsible for timely accessing electronically provided documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.03     Notice Requirements; Other Information.  (i) Promptly after a Responsible Officer obtains knowledge thereof, notify the Administrative Agent of each of the following events or circumstances, and, (ii) as soon as available, provide to the Administrative Agent, for prompt further distribution to each Lender, the following information and documents:

(a)     the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto;

(b)     the occurrence of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)     the commencement of, or any material development in, any litigation or governmental proceeding (including without limitation pursuant to any applicable Environmental Law) pending against the Borrower or any of the Subsidiaries that is listed on Schedule 5.06 or that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect;

(d)     the occurrence of any ERISA Event that could reasonably be expected to result in a liability above the Threshold Amount or the breach of any representation in Section 5.11 or 5.12;

(e)     the occurrence of any event triggering a Collateral and Guarantee Requirement under Section 6.11;

(f)     any information with respect to environmental matters as required by Section 6.04(b);

(g)     copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries pursuant to any instrument, indenture, loan or credit or similar agreement relating to Indebtedness in excess of the Threshold Amount regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any such instrument, indenture, loan or credit or similar agreement relating to any Indebtedness in excess of the Threshold Amount and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements relating to any Indebtedness in excess of the Threshold Amount as the Administrative Agent may reasonably request;

(h)     a tax event or liability not previously disclosed in writing by the Borrower to the Administrative Agent which would reasonably be expected to result in a material liability, together with any other information as may be reasonably requested by the Administrative Agent to enable the Administrative Agent to evaluate such matters;

(i)     any occurrence of a Change of Control;

(j)     any change (i) in any Loan Party’s corporate name, (ii) any Loan Party’s identity and corporate structure, (iii) any Loan Party’s taxpayer identification number or (iv) any Loan Party’s location.  The Borrower agrees that it will not, and will not permit any of its Subsidiaries to, permit or make any change referred to in this Section 6.03(j) unless all filings have been made under the Uniform Commercial Code within the time periods provided therein or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in the Collateral and for the Collateral Agent at all times following such change to have a valid, legal and perfected first priority security interest as contemplated by the Collateral Documents in each case, subject to Permitted Liens;

(k)     immediately upon the discovery of any inaccuracy, miscalculation or misstatement contained in any Compliance Certificate or other certificate provided for any period that affects any financial or other calculations, representations or warranties or other statements impacting any provision of this Agreement and any other Loan Document in any material respect, notice of such inaccuracy, miscalculation or misstatement together with an updated certificate including the corrected information, calculation or statement, as applicable;

(l)     promptly, and in any event within ten (10) Business Days (i) after any Material Agreement of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or (ii) after any new Material Agreement is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Agreement, provided, no such prohibition on delivery shall be effective if it were bargained for by Borrower or its applicable Subsidiary with the intent of avoiding compliance with this Section 6.03(l)), and an explanation of any actions being taken with respect thereto;

(m)     each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(a), the Company shall deliver to Collateral Agent an Officer’s Certificate either (i)  confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, or (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Collateral Questionnaire or pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(n)     [reserved]; and

(o)     any management letter delivered to management of the Borrower by an independent registered public accounting firm.

Section 6.04     Environmental Matters.  (a) Comply and cause each of its Subsidiaries and take all commercially reasonable efforts to cause all lessees and other Persons operating or occupying any real property owned or leased by the Loan Parties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain, maintain and timely renew, all Environmental Permits required under Environmental Laws for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required to remove, clean up and/or otherwise address all violations of Environmental Laws and all Releases or threatened Releases of Hazardous Materials from any of its properties, as required under, and in accordance with the requirements of all Environmental Laws; provided,  however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and, to the extent required by GAAP, appropriate reserves are being maintained with respect to such circumstances.

(b)     Environmental Reporting Requirements.  Promptly, and in any event within ten (10) Business Days, after a Responsible Officer obtains knowledge thereof, notify the Administrative Agent of or, deliver to the Administrative Agent, for further distribution to each Lender copies of any and all material written correspondence and material documents concerning:

(i)     any Environmental Action against or of any non‑compliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would (1) reasonably be expected to result in a liability to any Loan Party in excess of $500,000 or (2) cause any Mortgaged Properties to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(ii)     to the extent any of the following is reasonably expected to result in a liability to any Loan Party in excess of $500,000: (1) any occurrence of any Release or threatened Release of Hazardous Materials required to be reported to any Governmental Authority under applicable Environmental Law, (2) any Release or threatened Release that could reasonably be expected to result in an Environmental Action or (3) the Loan Parties’ discovery of any occurrence of or condition on any real property adjoining or in the vicinity of any site or facility that would be reasonably expected to cause such site or facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)     to the extent reasonably expected to result in a liability to any Loan Party in excess of $500,000, any action proposed to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject the Borrower and its Subsidiaries to any material additional obligations or requirements under Environmental Laws;

(iv)     copies of all material environmental reports or audits (whether produced by the Borrower or its Subsidiaries or any third party or Governmental Authority) and any Phase I or Phase II reports in respect of any sites or real property owned, leased or operated by the Borrower and its Subsidiaries that are in possession or control of any Loan Party or any of its Subsidiaries;

(v)     to the extent any of the following is reasonably expected to result in a liability to any Loan Party in excess of $500,000: copies of any and all material written communications with respect to (A) any Environmental Action, (B) any release or threatened release or non‑compliance with any Environmental Law required to be reported to any Governmental Authority and (C) any request for information from a Governmental Authority that suggests such Governmental Authority is investigating the potential responsibility of the Borrower or any of its Subsidiaries as a potentially responsible party;

(vi)     the good faith belief that a Release of Hazardous Materials, or a violation of Environmental Law reasonably likely to result in a fine or penalty in excess of $500,000, has occurred on or after the Closing Date, and within sixty (60) days after request by the Administrative Agent and at the expense of the Borrower, any additional environmental site assessment reports for any of its or its Subsidiaries’ properties described in such request prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of such Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof, the right, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment; and

(vii)     any such other documents and information as the Administrative Agent may reasonably request from time to time.

Section 6.05     Maintenance of Existence.  (a) Preserve, renew and maintain in full force and effect its legal existence, structure and name under the Laws of the jurisdiction of its organization and (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except pursuant to a transaction permitted by Section 7.04 or Section 7.05;  provided, that nothing in this Section 6.05 shall prevent any Loan Party (other than the Borrower) from discontinuing operations or maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its or their business and is not materially adverse to the Lenders.

Section 6.06     Maintenance of Properties.  Maintain, preserve and protect all of its material properties and equipment that are used or useful in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and make all commercially reasonable and appropriate repairs, renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof except where failure to do so would not reasonably be expected to materially adversely affect the use of the related property; provided, that nothing in this Section 6.06 shall prevent any Loan Party (other than the Borrower) from discontinuing operations or maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its or their business and is not materially adverse to the Lenders.

Section 6.07     Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies (in the good faith judgment of management), insurance with respect to its properties and business (including D&O insurance) against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self‑insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried by a Person engaged in similar businesses and owning or leasing similar properties in the same general areas in which the Borrower or such Subsidiary operates.

Section 6.08     Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property, except where such non‑compliance is not, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

Section 6.09     Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and as are sufficient to permit the preparation of financial statements in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.10     Inspection Rights/Lender Meetings.  (a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any properties of the Borrower and its Subsidiaries (subject, in the case of third party customer sites, to customary access agreements) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided,  however, that (i) such visits and inspections shall be coordinated through the Administrative Agent and (ii) the Administrative Agent shall not exercise such rights more than four (4) times during any Fiscal Year absent the occurrence of an Event of Default.  The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants to the extent reasonably feasible.  Neither the Borrower nor any Subsidiary shall be required to disclose to the Administrative Agent or any Lender any information that, in the opinion of counsel to the Borrower or such Subsidiary, is prohibited by Law to be disclosed, is subject to attorney client privilege or constitutes attorney work product or the disclosure of which would cause a material breach of a binding non‑disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 6.10.

(b)     The Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and Administrative Agent) at such time as may be agreed to by the Borrower and Administrative Agent.

Section 6.11     Covenant to Guarantee Obligations and Give Security.  Upon (x) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (y) the acquisition of any property by any Loan Party (it being understood that, in the case of real property under the foregoing clauses (x) and (y), only the requirements of Section 6.11(g), which requirements shall apply only to Material Owned Property, Section 6.11(b) and Section 6.11(f) shall apply), and such property, in the sole judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then each Loan Party shall, in each case at such Loan Party’s expense:

(a)     in connection with the formation or acquisition of a Subsidiary, within thirty (30) days after such formation or acquisition (or such longer period as the Collateral Agent may agree in its sole discretion), cause each such Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement, to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ Obligations under the Loan Documents,

(b)     within thirty (30) days after (or such longer period as the Collateral Agent may agree in its sole discretion) such formation or acquisition, furnish to the Collateral Agent a description of the Material Owned Properties and material personal properties of such Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement or the Material Owned Property and personal properties so acquired, in each case in detail reasonably satisfactory to the Collateral Agent,

(c)     within thirty (30) days after (or such longer period as the Collateral Agent may agree in its sole discretion) (i) acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional pledges, assignments, Securities Pledge Agreement Supplements, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements (which, to the extent applicable and if relating to the type of Collateral the granting of a security interest in which can be effected through the execution of a joinder agreement or supplement to the Securities Pledge Agreement (a “Securities Pledge Agreement Supplement”), a joinder agreement or supplement to the Security Agreement (a “Security Agreement Supplement”) or a joinder agreement or supplement to the Intellectual Property Security Agreement (an “Intellectual Property Security Agreement Supplement”) shall be effected in such manner), as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, in each case securing payment of all the Obligations of such Loan Party under the Loan Documents and granting Liens on all such properties and (ii) such formation or acquisition of any new Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, duly execute and deliver and cause such Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent pledges, assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements (which, to the extent applicable and if relating to the type of Collateral the granting of a security interest in which can be effected through the execution of a Security Agreement Supplement or Intellectual Security Agreement Supplement shall be effected in such manner) as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, in each case securing payment of all of the Obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents and granting Liens on all properties of such new Subsidiary,

(d)     within thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after such formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to take or cause to be taken, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid, perfected (subject to the Collateral and Guarantee Requirement) Liens on the properties purported to be subject to the pledges, assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and security agreements delivered pursuant to this Section 6.11, enforceable against all third parties in accordance with their terms, subject to Permitted Liens,

(e)     within thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after such formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion in customary form, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent addressing such matters as the Collateral Agent may reasonably request,

(f)     at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to take, all such other action as the Collateral Agent may deem reasonably necessary or desirable to satisfy the Collateral and Guarantee Requirement in obtaining the full benefits of, or in perfecting and preserving the Liens granted pursuant to (as applicable), such guaranties, Mortgages, pledges, assignments, Security Agreement Supplements, Intellectual Property Security Agreement supplements and security agreements,

(g)     after the Closing Date, promptly within sixty (60) days after (x) the acquisition of any Material Owned Property by any Loan Party, (y) the formation or acquisition of any new direct or indirect Subsidiaries that owns any Material Owned Property and (z) the entering into a Leasehold Property or the formation or acquisition of any new direct or indirect Subsidiaries that enters into a new Leasehold Property, in each case if such Material Owned Property or Leasehold Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement, and otherwise satisfy the Collateral and Guarantee Requirement with respect to such real property or Leasehold Property, as applicable, and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, and

(h)     upon the written request of the Administrative Agent following a Change in Law pursuant to which the Administrative Agent reasonably determines that (x) the circumstances causing the undistributed earnings of any direct Foreign Subsidiary other than a Specified Foreign Subsidiary (such earnings as determined for United States federal income tax purposes) to be treated as a deemed dividend to the Borrower or any other Domestic Subsidiary for United States federal income tax purposes or (y) such other circumstances no longer subject the Borrower or any other Domestic Subsidiary to liability for any additional United States income taxes by virtue of Section 956 of the Code or any other applicable provision of the Code other than any liability arising as a result of the Borrower’s or such Domestic Subsidiary’s ownership of the Equity Interests of a Specified Foreign Subsidiary (“CFC Pledge Restrictions”), then that portion of such direct Foreign Subsidiary’s outstanding Equity Interests issued by such Foreign Subsidiary not theretofore pledged pursuant to the relevant Collateral Document shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to a supplement to the relevant Collateral Document (or another pledge agreement in substantially identical form, if needed) to the extent that entering into such Collateral Document is permitted by the Laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 6.11(h) to be in form, scope and substance reasonably satisfactory to the Collateral Agent, unless counsel for the Company reasonably acceptable to the Administrative Agent provides, within sixty (60) days after such written request of the Administrative Agent, a written opinion addressed to the Borrower and the Administrative Agent, in form and substance mutually satisfactory to the Borrower and the Administrative Agent to the effect that, with respect to any direct Foreign Subsidiary of any Loan Party that has not already had all of the Equity Interests issued by it pledged pursuant to the Collateral Documents, a pledge of more than 65% of the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote could reasonably be expected, despite such Change in Law, to continue to be subject to a CFC Pledge Restriction.

Section 6.12     Use of Proceeds.  The proceeds of the Loans shall be used (a) to refund, refinance and replace the existing secured asset-based revolving credit facility on the

Closing Date, (b) to provide working capital and other general corporate purposes permitted hereunder and (c) for fees and expenses related to the Transaction or the First Amendment.

Section 6.13     Further Assurances; Post‑Closing Undertakings.  (a) General Assurances.  (i) Within the time periods specified on Schedule 6.13 (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.13.

(ii)     Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(iii)     Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re‑record, file, re‑file, register and re‑register any and all such further acts, deeds, conveyances, pledge agreements, Mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, collateral access agreements, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (w) carry out more effectively the purposes of the Loan Documents, (x) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (z) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(iv)     At the reasonable request of the Collateral Agent, use commercially reasonable efforts to cause any third parties to deliver or cause to be delivered such documents and instruments necessary to create, perfect and protect the security interests of the Secured Parties in the Collateral, subject to the express limitations of the Collateral and Guarantee Requirement.

(v)     At the request of the Administrative Agent, use commercially reasonable efforts to obtain the applicable consents to security interests in assets in which the granting of a security interest is prohibited by applicable law or agreements containing anti‑assignment clauses (it being understood that the Loan Parties shall not be required to commence litigation or expend any sums of money (except reasonable expenses in obtaining such consents) to obtain such consents).

Section 6.14     Taxes.  (a) Pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, which, if unpaid when due and payable, may reasonably be expected to become a tax Lien upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under this Agreement; provided that none of the Borrower nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP unless and until any tax Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(b)     Be classified as a corporation for United States federal income tax purposes and be the common parent of an affiliated group that will elect to file consolidated United States federal income tax returns together with the Borrower and its Subsidiaries.

Section 6.15     End of Fiscal Years; Fiscal Quarters.  Cause (i) its Fiscal Year to end on or about December 31 of each calendar year and (ii) its fiscal quarters to end on or about March 31, June 30, September 30 and December 31 of each calendar year, in each case unless otherwise approved by the Administrative Agent.

Section 6.16     ERISA.  (a) ERISA Events and ERISA Reports.  Deliver to the Administrative Agent (i) promptly and in any event within ten (10) days after any Loan Party, any Subsidiary or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party, such Subsidiary or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) within ten (10) days of the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(b)     Plan Terminations.  Promptly and in any event within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(c)     Plan Annual Reports.  Promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(d)     Multiemployer Plan Notices.  Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, or a determination that such Multiemployer Plan is in endangered or critical status, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party, such Subsidiary or such ERISA Affiliate in connection with any event described in clause (i) or (ii).

Section 6.17     Permitted Servicing Joint Ventures.

(a)     The Borrower shall submit a Servicing Joint Venture Proposal Package with respect to a proposed Joint Venture to the Administrative Agent at least ten (10) Business Days prior to the time at which the formation and governing documents of such Joint Venture would become binding upon a Loan Party. If the Borrower submits a Servicing Joint Venture Package for an Investment that does not satisfy the criteria set forth in the definition of “Permitted Servicing Joint Venture”, the Administrative Agent may, in its sole discretion, determine to approve such Investment as a “Permitted Servicing Joint Venture”, notwithstanding the failure of such Investment to satisfy the criteria set forth in the definition of “Permitted Servicing Joint Venture”. The Administrative Agent shall respond to the Borrower’s request for such approval within five (5) Business Days after receipt of the Servicing Joint Venture Proposal Package; provided that the Administrative Agent’s failure to respond within such five (5) Business Day period shall be deemed to be a rejection of such Servicing Joint Venture Proposal Package.

(b)     Within five (5) Business Days following the execution of definitive documentation relating to such Permitted Servicing Joint Venture, the Borrower shall deliver to the Administrative Agent sufficient copies of all such definitive documentation for distribution to the Lenders (any such documentation that meets the definition of a Material Agreement, shall be considered a Material Agreement).

Section 6.18     Chief Restructuring Officer.  On or prior to the date that is one hundred eighty (180) days following the Closing Date, the Administrative Agent shall have the option to request that the Borrower appoint a chief restructuring officer (a “Chief Restructuring Officer”).  Upon such request, the Borrower shall engage a Chief Restructuring Office that is reasonably satisfactory to the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

Section 7.01     Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (including accounts receivable), whether now owned or hereafter acquired, other than the following:

(a)     Liens pursuant to any Loan Document;

(b)     Liens existing on the date hereof and listed on Schedule 7.01(b);

(c)     Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d)     statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e)     (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary and (iii) Liens securing the financing of insurance premiums (to the extent such Liens extend to the unearned premiums for such insurance);

(f)     deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, indemnity, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g)     easements, rights‑of‑way, covenants, conditions, restrictions, encroachments, and other survey defects protrusions and other similar encumbrances and minor title defects affecting real property which were not incurred in connection with Indebtedness and do not in any case materially and adversely interfere with the use of the property encumbered thereby for its intended purposes;

     (h)     Liens securing Indebtedness permitted under Section 7.03(c);  provided that (i) such Liens attach concurrently with or within one hundred twenty (120) days after the acquisition, or the completion of the construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases;

(i)     Liens that are contractual rights of set‑off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary (so long as such Subsidiary remains a Subsidiary) to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or such Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(j)     Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;

(k)     any zoning, land‑use or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(l)     the modification, replacement, renewal or extension of any Lien permitted by clause (b) of this Section 7.01;  provided that (i) the Lien does not extend to any additional property other than (A) after‑acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03; and

(m)     [reserved];

(n)     Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds relating to such judgments;

(o)      Liens on assets of Foreign Subsidiaries that secure Indebtedness permitted under Section 7.03;

(p)     Liens in connection with the cash collateralization of the Existing Letters of Credit (and any replacements thereof), so long as the amount secured thereunder does not exceed 105% of the aggregate face amount of such Existing Letters of Credit (or such replacement letters of credit);

(q)     Liens in favor of customs and revenue authorities arising as a matter of applicable Law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; and

(r)     Non-exclusive licenses of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business.

Section 7.02     Investments.  Make any Investments, except:

(a)     Investments by the Borrower or its Subsidiaries in cash and Cash Equivalents;

(b)     (i) intercompany loans to the extent permitted under Section 7.03(i); and equity Investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date in any wholly-owned Guarantor Subsidiary and (iii) Investments made in the ordinary course of business by Borrower or any Subsidiary in a Specified Foreign Subsidiary to pay for the operating expenses of any Specified Foreign Subsidiary in an aggregate amount not to exceed $2,500,000 in any Fiscal Year;

(c)     to the extent constituting Investments, Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments expressly permitted under Section 7.01,  Section 7.02,  Section 7.03,  Section 7.04,  Section 7.05 and Section 7.06, respectively and Capital Expenditures; provided,  however, that no Investments may be made solely pursuant to this Section 7.02(c);

(d)     Investments existing on the date hereof and disclosed on Schedule 7.02(d) and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment existing on the date hereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(d) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(e)     promissory notes and other non‑cash consideration received in connection with Dispositions permitted by Section 7.05;

(f)     Investments in the form of advances to subcontractors in the ordinary course of business;

(g)     cash Investments consisting of the entry into joint venture agreements for unincorporated joint ventures by any Loan Party for the limited purpose of negotiating, signing and performing construction, engineering, procurement, construction management and similar services provided that the aggregate value of all such cash Investments does not exceed $500,000 at any one time outstanding and provided further that no Loan Party or any Subsidiary of any Loan Party shall have any liability in excess of the cash Investment actually paid to such joint venture (as permitted by this Section 7.02(g)) for any Indebtedness or any other obligation of any such joint venture;

(h)     non-cash Investments consisting of entry into Permitted Servicing Joint Ventures by the services division of a Loan Party or a Subsidiary of a Loan Party, provided that the Loan Parties and the Subsidiaries of the Loan Parties shall not be party to more than four (4) Permitted Servicing Joint Ventures at any given time;

(i)     Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(j)     Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims; and

(k)     Investments not otherwise permitted pursuant to this Section 7.02 in an aggregate amount not to exceed $500,000 at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing.

Section 7.03     Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except the following, without duplication (which constitutes “Permitted Indebtedness”):

(a)     Obligations of the Borrower and its Subsidiaries under the Loan Documents;

(b)     Surviving Indebtedness listed on Schedule 7.03(b), but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, provided that the Indebtedness under the ABN AMRO Facility may be increased to an aggregate principal amount not to exceed €20,000,000 at any time outstanding or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(c)     Indebtedness with respect to (i) Capital Leases existing on the Closing Date as specified on Schedule 7.03(c) and (ii) additional Capital Leases incurred after the Closing Date and purchase money Indebtedness in an aggregate amount not to exceed $250,000 in the aggregate at any time outstanding; provided that any such Indebtedness (x) in the case of additional Capital Leases or purchase money Indebtedness, shall be secured by the asset subject to such additional Capital Leases or acquired asset in connection with the incurrence of such Indebtedness, as the case may be, and (y) in the case of purchase money Indebtedness, shall constitute not less than 75% of the aggregate consideration paid with respect to such asset;

(d)     Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(e)     Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, performance bonds, surety bonds, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self‑insurance or other Indebtedness with respect to reimbursement‑type obligations regarding workers compensation claims;

(f)     Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for substantially in accordance with GAAP;

(g)     Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Borrower or any of its Subsidiaries in the ordinary course of business;

(h)     unsecured Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any bona fide warranty or contractual service obligations or performance in the ordinary course of business of the Borrower or any of its Subsidiaries;

(i)     (i) Indebtedness of any Loan Party owing to any other Loan Party, (ii) those certain intercompany notes evidencing Indebtedness of the Borrower to Global Power Netherlands B.V. existing on the Closing Date as specified on Schedule 7.03(i) and (iii) Indebtedness owed by a Subsidiary that is not a Guarantor Subsidiary to any Loan Party to the extent such Indebtedness is permitted as an Investment pursuant to Section 7.02;  provided, that, in each case (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a first priority Lien pursuant to the Collateral Documents, (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (C) any payment by any Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro rata reduction of the amount of any Indebtedness owed by such Subsidiary to the Borrower or to any of its Subsidiaries for whose benefit such payment is made;

(j)     [reserved];

(k)     Guarantee Obligations with respect to Indebtedness permitted pursuant to clauses (a), (b), (c), (d), (e), (f) and (j) of this Section 7.03;

(l)     the Existing Letters of Credit and any replacement letters of credit issued by a replacement issuing bank after the Closing Date;

(m)     Indebtedness of Foreign Subsidiaries to non-Affiliates in an aggregate principal amount not to exceed $500,000 at any time outstanding; and

(n)     Indebtedness of any Loan Party or any Subsidiary thereof not otherwise permitted pursuant to this Section 7.03 in an aggregate principal amount not to exceed $750,000 at any time outstanding.

For purposes of determining compliance with this Section 7.03, all Obligations outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03.  Notwithstanding anything to the contrary herein, no Loan Party shall have outstanding, create or incur any Indebtedness owing to any other Loan Party or any Affiliate or employee of any Loan Party unless such Indebtedness is expressly permitted hereunder and expressly subordinated to the Loans and other Obligations in a manner and on terms satisfactory to the Administrative Agent.

Section 7.04     Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)     any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that when any Subsidiary that is a Loan Party is merging with another Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b)     any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party;

(c)     any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary in accordance with Section 7.02 and Section 7.03, respectively;

(d)     so long as no Default exists or would result therefrom, any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02;  provided that the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the Collateral and Guarantee Requirement and the requirements of Section 6.11; and

(e)     any Subsidiary Transaction.

Section 7.05     Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)     Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Subsidiaries;

(b)     Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned in the ordinary course of business);

(c)     Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)     Dispositions of property to the Borrower or a Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e)     Dispositions permitted by Section 7.02, Section 7.04,  Section 7.06 and Section 7.13 and Liens permitted by Section 7.01;

(f)     Dispositions in the ordinary course of business of Cash and Cash Equivalents;

(g)     the unwinding of any Swap Contract pursuant to its terms;

(h)     Dispositions, the proceeds of which (i) are less than $375,000 with respect to any single Disposition or series of related Dispositions, and (ii) when aggregated with the proceeds of all other Dispositions made within the same Fiscal Year, are less than $500,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 100% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied in accordance with the requirements of Section 2.02(b)(ii);

(i)     Dispositions resulting from Casualty Events; provided that the Net Cash Proceeds thereof shall be applied in accordance with the requirements of Section 2.02(b)(iii);

(j)     Disposition of the manufacturing facility owned by Braden Manufacturing SA de CV; and

(k)     any Subsidiary Transaction.

Section 7.06     Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)     to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02,  Section 7.04,  Section 7.06 or Section 7.08;

(b)     the Subsidiaries may make Restricted Payments to Borrower;

(c)     the Subsidiaries of the Borrower may make direct or indirect Restricted Payments to the Loan Parties;

(d)     the Borrower or any Subsidiary thereof may pay dividends in shares of its own Qualified Equity Interests; and

(e)     the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

Section 7.07     Change in Nature of Business.  Engage in any line of business other than those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

Section 7.08     Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a)     transactions on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s‑length transaction with a Person other than an Affiliate;

(b)     the Transaction, including entering into this Agreement, the Loan Documents, together with all agreements ancillary hereto or thereto;

(c)     the repurchase or redemption of capital stock or other Equity Interest of Borrower or its Subsidiaries held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Borrower or its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service in an aggregate principal amount not to exceed $250,000 during any Fiscal Year of the Borrower;

(d)     loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(e)     an agreement to provide shared management services between any Loan Party and a Subsidiary that is not a Loan Party;

(f)     customary compensation and indemnification of, and other employment arrangements (including equity incentive plans, employee benefit plans and arrangements, issuance of Equity Interests, payment of bonuses and stock option plans) with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business;

(g)     Restricted Payments permitted under Section 7.06;

(h)     other transactions with any Permitted Servicing Joint Venture in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s‑length transaction with an independent, unrelated third party and, with respect to, material transactions with any Permitted Servicing Joint Venture, as determined in good faith by the board of directors (or equivalent governing body) of the Borrower; and

(i)     the provision of goods or engineering, design, procurement, project management, quality management or other services by the Borrower or any Subsidiary to the Borrower or any other Subsidiary pursuant to purchase orders issued in the ordinary course of business in connection with third party contracts.

Section 7.09     Prepayments of Certain Indebtedness; Modifications of Certain Indebtedness and Material Agreements.  Except in each case as otherwise expressly permitted by this Agreement:

(a)     directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 7.05 and (iii) the Indebtedness under the ABN AMRO Facility solely to the extent repaid solely by the primary obligor thereunder from cash on the balance sheet; and

(b)     (i) [reserved], (ii) amend, modify or otherwise change, or agree to any amendment, modification or change of the terms of the ABN AMRO Facility (including, without limitation, any amendment or modification to shorten the maturity date thereunder) if such amendment, termination or waiver would be materially adverse to the Lenders or (iii) amend or permit any amendments to, or terminate or waive any provision of, any Material Agreement if such amendment, termination, or waiver would be materially adverse to the Lenders.

Section 7.10     Negative Pledge.  Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, (a) any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) agreements in favor of the Collateral Agent or (ii) prohibitions or conditions under (w) any Capital Lease permitted by Section 7.03(c) solely to the extent that such Capital Lease prohibits a Lien on the property subject thereto, (x) by reason of customary provisions restricting pledges, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets subject to such leases, licenses or similar agreements, as the case may be, (y) [reserved] or (z) under the ABN AMRO Facility or (b) any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or make Investments in, the Borrower or any of its Subsidiaries of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents or (ii) under the ABN AMRO Facility.

Section 7.11     Amendments to Constitutive Documents.  Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in a manner materially adverse to the interests of the Lenders.

Section 7.12     Financial Covenants.

(a)     Total Leverage Ratio.  Commencing on September 30, 2018, permit the Total Leverage Ratio for the Borrower and its Subsidiaries on a consolidated basis for any Test Period ending on and as of the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such Test Period below:

Fiscal Quarter Ending	Total Leverage Ratio
September 30, 2018	3.25:1.00

December 31, 2018	3.25:1.00

March 31, 2019	2.35:1.00

June 30, 2019	2.00:1.00

September 30, 2019	1.75:1.00

December 31, 2019	1.75:1.00

March 31, 2020	1.50:1.00

June 30, 2020	1.50:1.00

September 30, 2020	1.50:1.00

December 31, 2020	1.50:1.00

March 31, 2021	1.50:1.00

June 30, 2021	1.50:1.00

September 30, 2021	1.50:1.00

(b)     Fixed Charge Coverage Ratio.  Commencing on September 30, 2018, permit the Fixed Charge Coverage Ratio for the Borrower and its Subsidiaries on a consolidated basis for any Test Period ending on and as of the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such Test Period below:

Fiscal Quarter Ending	Fixed Charge Coverage Ratio
September 30, 2018	1.50:1.00

December 31, 2018	1.50:1.00

March 31, 2019	1.75:1.00

June 30, 2019	2.00:1.00

September 30, 2019	2.25:1.00

December 31, 2019	2.50:1.00

March 31, 2020	2.75:1.00

June 30, 2020	3.00:1.00

September 30, 2020	3.00:1.00

December 31, 2020	3.00:1.00

March 31, 2021	3.00:1.00

June 30, 2021	3.00:1.00

September 30, 2021	3.00:1.00

(c)     Maximum Capital Expenditures.  Commencing on December 31, 2017, permit Capital Expenditures for the Borrower and its Subsidiaries on a consolidated basis for any Test Period ending on and as of the last day of a fiscal quarter set forth below to be more than the ratio set forth opposite such Test Period below:

Fiscal Quarter Ending	Maximum Capital Expenditures
December 31, 2017	$4,750,000

March 31, 2018	$4,750,000

June 30, 2018	$4,500,000

September 30, 2018	$3,500,000

December 31, 2018	$4,000,000

March 31, 2019	$4,000,000

June 30, 2019	$4,000,000

September 30, 2019	$4,000,000

December 31, 2019	$4,000,000

March 31, 2020	$4,000,000

June 30, 2020	$4,000,000

September 30, 2020	$4,000,000

December 31, 2020	$4,000,000

March 31, 2021	$4,000,000

June 30, 2021	$4,000,000

September 30, 2021	$4,000,000

(d)     [Reserved].

(e)     Minimum Liquidity.  During the period commencing on the Closing Date through and until the earlier of the date of the (i) payment of the 2018 Amortization Payment and (ii) final closing of an Initial Subsidiary Transaction, permit Liquidity reflected on the balance sheet of the Borrower and its Domestic Subsidiaries on a consolidated basis, as of the last day of each month to be less than $2,500,000.

Section 7.13     Sale Leasebacks. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than the Company or any of its Subsidiaries) in connection with such lease, except for any Sale Leaseback set forth on Schedule 7.13.

Section 7.14     Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required by GAAP or (b) Fiscal Year.

Section 7.15     OFAC.  (a) Become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2 of such executive order or (c) become a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to blocking or specific trade restrictions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or implementing executive order.

Section 7.16     Braden Holdings, LLC   As to Braden Holdings, LLC, engage in any business or activity other than (i) the ownership of 99.998% of the outstanding Equity Interests in GPEG Mexico Distributing, SA de CV, (ii) maintaining its corporate existence, (iii) the performance of obligations under the Loan Documents, and (iv) activities incidental to the businesses or activities described in clauses (i)‑(iii).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01     Events of Default.  Any of the following events referred to in any of clauses (a) through (l) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a)     Non‑Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)     Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a),  (b) and (c),  Section 6.03,  Section 6.05 (with respect to such Person's legal existence), Section 6.08,  Section 6.11,  Section 6.12,  Section 6.14,  Section 6.16,  Section 6.18,  Section 6.19 or Article VII; or

(c)     Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d)     Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)     Cross‑Default.  Any Loan Party or any Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount (including, for the avoidance of doubt, the ABN AMRO Facility), or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

(f)     Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process in respect of a claim in excess of the Threshold Amount is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated, stayed or fully bonded within sixty (60) days after its issue or levy; or

(h)     Judgments.  There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third‑party insurance as to which the insurer has been notified of such judgment or order and does not deny or fail to confirm coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which would reasonably be expected to exceed the Threshold Amount, (ii) any Loan Party, Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to exceed the Threshold Amount, or (iii) any Loan Party, Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties, the Subsidiaries and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an aggregate amount which would reasonably be expected to exceed the Threshold Amount; or

(j)     Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), purports to revoke or rescind any Loan Document or asserts that any Guarantee, Collateral Document or subordination provision in respect of any Indebtedness in excess (in the aggregate) of the Threshold Amount is invalid or unenforceable; or

(k)     Change of Control.  There occurs any Change of Control; or

(l)     Liens.  Any Collateral Document or financing statement after delivery thereof pursuant to Section 4.01,  Section 6.11 or Section 6.13 and, to the extent applicable, timely and proper filing thereof with applicable authorities, shall for any reason cease to create a valid and perfected first priority lien on and security interest in the Collateral having an aggregate fair market value in excess of $250,000 purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent and the Collateral Agent to maintain possession of certificates actually received by it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements in the applicable jurisdictions as required under the Uniform Commercial Code to continue the perfection of such security interest or the equivalent in the applicable jurisdiction.

Section 8.02     Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)     declare the commitment (if any) of each Lender to make Loans to be terminated, whereupon such commitments and obligations shall be terminated;

(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)     set-off against any outstanding Obligations amounts held for the account of the Loan Parties as cash collateral or in the accounts of any Loan Party maintained by or with the Administrative Agent, any Lender or their respective Affiliates; and

(d)     exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Sections 8.01(f) and (g), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Agent or any Lender.

Section 8.03     Application of Funds.  If the circumstances described in Section 2.08(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any proceeding under any Debtor Relief Law, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and Section 10.05 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting the Upfront First-Out Fee, any accrued but uncapitalized Unpaid First-Out PIK Fee Amounts and the Exit Fee, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting the Upfront Initial Fee and any accrued but uncapitalized Unpaid Initial PIK Fee Amounts, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article III), in each case relating to the First-Out Loans, ratably among them in proportion to the amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article III), in each case relating to the Initial Loans, ratably among them in proportion to the amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting accrued, unpaid interest (including, but not limited to, Default Rate interest, accrued but uncapitalized PIK Interest and post‑petition interest) and the Prepayment Premium, in each case relating to the First-Out Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting accrued, unpaid interest (including, but not limited to, Default Rate interest, accrued but uncapitalized PIK Interest and post‑petition interest) and the Prepayment Premium, in each case relating to the Initial Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, in each case relating to the First-Out Loans, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Ninth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, in each case relating to the Initial Loans, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Section 8.04     Other Amounts Due.  In the event of repayment of the Obligations at any time prior to the Maturity Date with respect to the Initial Loans or the First-Out Loan Repayment Date with respect to the First-Out Loans, for any reason, including (i) upon an acceleration of the Obligations under this Agreement whether pursuant to the actions of the Required Lenders or automatically, (ii) foreclosure and sale of the Collateral, (iii) sale of the Collateral in any proceeding under any Debtor Relief Law or (iv) pursuant to any restructuring, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any proceeding under any Debtor Relief Law, then in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Administrative Agent and the Lenders or profits lost by the Administrative Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimate and calculation of the lost profits or damages of the Administrative Agent and the Lenders, there shall be an amount due and payable to the Lenders equal to the full amount of (i) the Prepayment Premium that would have been payable pursuant to Section 2.02(a)(ii) hereof as if the Obligations were voluntarily repaid upon such repayment date, (ii) the Upfront Initial Fee, the Upfront First-Out Fee, plus all accrued and uncapitalized Upfront Initial Fee PIK Amounts and all accrued and uncapitalized Upfront First-Out Fee PIK Amounts, and (iii) the Exit Fee.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01     Appointment and Authorization of Agents.  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Notwithstanding any provision contained in this Agreement providing for any action in the Administrative Agent’s reasonable discretion or approval of any action or matter in the Administrative Agent’s reasonable satisfaction, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.  The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any other Agent‑Related Person in any capacity.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)      The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co‑agents, sub‑agents and attorneys‑in‑fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co‑agents, sub‑agents and attorneys‑in‑fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02     Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys‑in‑fact, such sub‑agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub‑agent or attorney‑in‑fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03     Liability of Agents.  No Agent‑Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent‑Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04     Reliance by Agents.  (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)     For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 9.05     Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”.  The Administrative Agent will promptly notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII;  provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06     Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent‑Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent‑Related Person to any Lender as to any matter, including whether Agent‑Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent‑Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent‑Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent‑Related Person.

Section 9.07     Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent‑Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent‑Related Person from and against any and all Indemnified Liabilities to the extent incurred by it; provided that no Lender shall be liable for the payment to any Agent‑Related Person of any portion of such Indemnified Liabilities to the extent resulting from such Agent‑Related Person’s own gross negligence or willful misconduct, as determined by the final non‑appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out‑of‑pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08     Agents in their Individual Capacities.  Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such Agent were not an Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, each Agent or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.  With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

Section 9.09     Successor Agents.  The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a),  (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and, if no Default has occurred and is continuing, the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent”, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Lenders assuming the role of Administrative Agent as specified in the immediately preceding sentence shall assume the rights and obligations of the Administrative Agent (including the indemnification provisions set forth in Section 9.07) as if each such Lender were the Administrative Agent.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.

Section 9.10     Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.05,  Section 10.04 and Section 10.05 or otherwise hereunder) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)     any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.05, Section 10.04 and Section 10.05 or otherwise hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11     Release of Collateral and Guaranty.  The Lenders irrevocably agree, authorize and direct the Administrative Agent and Collateral Agent:

(a)     to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) any other obligation (including a guarantee) that is contingent in nature) (the date upon which the conditions in this Section 9.11(a)(i) shall have been satisfied, the “Termination Date”), (ii) upon any permitted sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below;

(b)     to release any Guarantor from its obligations under the Guaranty upon (i) in the case of any Subsidiary, such Person ceasing to be subject to the Collateral and Guarantee Requirement and Section 6.11 as a result of a transaction permitted hereunder (as certified by a Responsible Officer) and the Borrower notifying the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty or (ii) the Termination Date; and

(c)     to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(h) and (i).

The Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of Collateral pursuant to this Section 9.11 from the assignment and security interest granted under the Collateral Documents (or the release of the Guarantor from its Guarantee of the Obligations) in accordance with the terms of the Loan Documents (provided that the Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction has been consummated in compliance with the Loan Documents).  Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section 9.11.

ARTICLE X

MISCELLANEOUS

Section 10.01     Amendments, Etc.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,  however, that:

(a)     no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

(i)     change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder (including pursuant to any change to the definition of “Required Lenders”),

(ii)     release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranties) if such release or limitation is in respect of all or substantially all of the value represented by the Guaranties to the Lenders,

(iii)     release, or subordinate the Administrative Agent’s Liens in, all or substantially all of the Collateral in any transaction or series of related transactions (other than in connection with any sale of Collateral permitted herein), or

(iv)     amend any provision of this Section 10.01;

(b)     no amendment, waiver or consent shall, unless in writing and signed by each Lender specified below for such amendment, waiver or consent:

(i)     increase the Commitments of a Lender without the consent of such Lender;

(ii)     reduce the principal of, or stated rate of interest on, or stated premium payable on, the Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender; provided if the Required Lenders agree to waive any Event of Default and such waiver is effective in accordance with this Section 10.01 or if the Required Lenders agree to change any financial definitions that would reduce the stated rate of interest or any fees or other non‑principal amounts stated to be payable hereunder or under the other Loan Documents pursuant to any amendment, waiver or consent not being effected in order to reduce the stated rate of interest or such fees or other amounts, then only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate in connection with such waived Event of Default or reduce the stated rate of interest or such fees in connection with such amendment, waiver or consent described in this proviso to clause (b)(ii), as applicable; or

(iii)     postpone any date scheduled for any payment of principal of, or interest on, the Loans, any date scheduled for payment or for any date fixed for any payment of fees hereunder in each case payable to a Lender without the consent of such Lender; or

(iv)     change the order of application of prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.02(b)(vii) or Section 8.03 in any manner that adversely affects the Lenders under the Facility without the consent of holders of a majority of the Commitments or Loans outstanding under the Facility or otherwise change any provision requiring the pro rata distributions hereunder among the Lenders without all Lenders’ consent; or

(v)     modify Section 2.09 without the consent of each Lender directly and adversely affected thereby;

provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

Notwithstanding anything to the contrary contained in this Section 10.01, this Agreement and any other Loan Document may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order to (i) cure ambiguities, omissions, mistakes or defects, (ii) to cause any Collateral Document to be consistent with this Agreement and the other Loan Documents or (iii) amend the Financial Covenants in accordance with Section 1.03(b).

Section 10.02     Notices and Other Communications; Facsimile and Electronic Copies.  (a) General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission) (and, as to service of process, only in writing and in accordance with applicable law) and, to the extent set forth in Section 10.02(e), in an electronic medium and delivered as set forth in Section 10.02(e).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties from time to time; and

(ii)     if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided  that notices and other communications to the Borrower and the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the Person’s normal business hours.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)     Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission (including a .pdf or .tif copy); provided that original copies are delivered promptly thereafter (it being understood that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or electronic transmission).

(c)     Reliance by Agents and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any written confirmation thereof.  The Borrower shall indemnify each Agent‑Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct by such Agent‑Related Person or such Lender.  All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(d)     Notice to other Loan Parties.  The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

(e)     The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Agreement or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Credit Extension hereunder (all such non‑excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(f)     The Administrative Agent agrees that the receipt in accordance with Section 10.02 of the Communications by the Administrative Agent at its e‑mail address set forth on Schedule 10.02 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e‑mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e‑mail address.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.03     No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04     Costs and Expenses.  The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented out‑of‑pocket costs and expenses incurred before, on or after the Closing Date in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, including all Attorney Costs of counsel to the Administrative Agent and the Collateral Agent, and, to the extent reasonably necessary, local counsel in any relevant jurisdiction, (b) to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented out‑of‑pocket costs and expenses incurred after the Closing Date in connection with any amendment, waiver, consent or other modification of the provisions hereof and thereof requested by the Borrower or negotiated in consultation with Borrower (in each case, whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of counsel to the Administrative Agent and the Collateral Agent, and, to the extent reasonably necessary, local counsel in any relevant jurisdiction and (c) after the occurrence of an Event of Default, to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented out‑of‑pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and counsel to the Administrative Agent and the Collateral Agent, and, to the extent reasonably necessary, local counsel in any relevant jurisdiction).  The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out‑of‑pocket expenses incurred by any Agent.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05     Indemnification by the Borrower.  (a) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent‑Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys‑in‑fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including counsel to the Administrative Agent and the Lenders, and to the extent reasonably necessary, local counsel in any relevant jurisdiction (and, in the event of any actual conflict of interest, additional counsel to the affected parties) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged violation of Environmental Law, presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Action or Environmental Liability related to the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (any of the foregoing described in this clause (iv), a “Proceeding”) (all the foregoing described in clauses (i) to (iv), collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and whether brought by an Indemnified Party, a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnified Party is a party thereto and whether or not any of the transactions contemplated hereby are consummated; provided that such indemnity shall not, as to any Indemnitees, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence, willful misconduct of, or material breach in bad faith of its obligations under the Loan Documents by, such Indemnitee as determined by a final non‑appealable judgment of a court of competent jurisdiction, and except to the extent resulting from claims between or among any Lenders in their capacity as such.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through any information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document.  All amounts due in respect of costs, expenses and disbursements under this Section 10.05 shall be paid within ten (10) Business Days after written demand therefor; provided, that each Indemnitee receiving any such reimbursement shall repay such amounts to the relevant Loan Party in the event that such Indemnitee shall not be entitled thereto pursuant to the provisions hereof.  The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(b)     The Borrower shall not be liable for any settlement of any Proceedings effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s consent or if there is a final judgment for the plaintiff in such Proceedings, the Borrower shall indemnify and hold harmless each Indemnitee from and against any Indemnified Liabilities in accordance with the foregoing clause (a).  The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee in form and substance satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee and (iii) contains customary confidentiality and non‑disparagement provisions.

(c)     In the event that an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any of its

Subsidiaries or Affiliates in which such Indemnitee is not named as a defendant, the Borrower shall reimburse such Indemnitee for all reasonable expenses incurred by it in connection with such Indemnitee’s appearing and preparing to appear as such a witness, including without limitation, the reasonable fees and expenses of its legal counsel.

Section 10.06     Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

Section 10.07     Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the requirements of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent in each case not to be unreasonably withheld or delayed) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to another Lender, an Affiliate of a Lender or an Approved Fund.

(ii)     Assignments shall be subject to the following additional conditions:

(A)     except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $100,000 unless the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption; and

(C)     the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any documentation required by Section 3.01(g).

From and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be party to this Agreement as a Lender with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations otherwise held by such assignee as a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01,  3.02,  3.04,  3.05 (or any other increased costs protection provision), 10.04 and 10.05).  Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall not be an effective assignment hereunder.

(c)     Each Lender, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the name and address of any assignee of any Lender and the outstanding principal amount (and stated interest) of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding anything herein to the contrary, any assignment of the Loans shall be effective only upon appropriate entries with respect thereto being made in the Register.

(d)     Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (x) a natural person and (y) the Borrower or any of its Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), or Section 10.01(b) that directly affects such Participant.  Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01, including Section 3.01(e) and Section 3.01(f)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.09 as though it were a Lender.  Any Lender that sells participations shall maintain a register meeting the requirements of Treasury Regulation Section 5f.103‑1(c) (or any successor regulation), on which it enters the name and the address of each Participant and the principal amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary.  In maintaining the Participant Register, such Lender shall be acting as the agent of the Borrower solely for purposes of Treasury Regulation Section 5f.103‑1(c) and undertakes no other duty, responsibility or obligation to the Borrower (including, without limitation, in no event shall such Lender be considered a fiduciary of the Borrower for any purpose).  In addition to maintaining the Participant Register, such Lender shall, upon request, show the Participant Register to the Borrower.

(e)     A Participant shall not be entitled to receive any greater payment under Section 3.01,  3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(f)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01,  3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non‑public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(h)     Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

Section 10.08     Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or examiner regulating any Lender; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to any pledgee referred to in Section 10.07(f) or Section 10.07(h), Eligible Assignee of or Participant in,

or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 by the disclosing party; (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (i) to the extent not known by it to consist of non‑public information, (j) for purposes of establishing a “due diligence” defense or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to the Borrower or its Subsidiaries or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01,  6.02 or 6.03 hereof.

Section 10.09     Setoff.  In addition to any rights and remedies of the Agents and the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each Agent and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such Agent and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such Agent and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate thereof shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender and Agent agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or Agent, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Agent and each under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.

Section 10.10     Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile transmission or other electronic transmission (including a .pdf or .tif copy) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document; provided that original signatures shall be promptly delivered thereafter, it being understood that that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or electronic transmission.

Section 10.11     Integration.  This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict or inconsistency between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict or inconsistency with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12     Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13     Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14     GOVERNING LAW.  (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT, WITH RESPECT TO ANY OTHER LOAN DOCUMENT, AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b)     ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN

NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.15     WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16     Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Collateral Agent, and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each such Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 10.17     Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self‑help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.  The provision of this Section 10.17  are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.18     PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.  The Borrower agrees to provide, and to cause each other Loan Party to provide, such information promptly upon request.

Section 10.19     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges and agrees that it has informed its Subsidiaries, that:  (i) (A) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Agent or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Lender has advised or is advising the Borrower and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s‑length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Agents and the Lenders, on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Agent or Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Agent or Lender has any obligation to disclose any of such interests and transactions to the Borrower or any of its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of Page Intentionally Blank]